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As filed with the Securities and Exchange Commission on September 22, 2003.

Registration No. 333-107054

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD. (Exact name of Registrant as specified in its charter)	FOSTER WHEELER HOLDINGS LTD. (Exact name of Registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3802649 (I.R.S. Employer Identification Number)	Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3814170 (I.R.S. Employer Identification Number)
Perryville Corporate Park*
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone
number, including area code, of
Registrant's principal executive offices)	Perryville Corporate Park*
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone
number, including area code, of
Registrant's principal executive offices)
FOSTER WHEELER INC. (Exact name of Registrant as specified in its charter)	FWPI LTD. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3800664 (I.R.S. Employer Identification Number)	Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	Not Applicable (I.R.S. Employer Identification Number)
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone
number, including area code, of Registrant's
principal executive offices)	Perryville Corporate Park*
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone
number, including area code, of
Registrant's principal executive offices)

*Maintains its registered offices at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000.

Lisa Fries Gardner
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Copies to: John J. Kelley III Tracy Kimmel King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer described in the enclosed prospectus have been satisfied or waived.

        If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Preferred Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Cumulative Guaranteed Preferred Shares of Foster Wheeler Holdings Ltd., par value $0.0001 per share	7,000,000	$4.35	$30,450,000	$2,463.41(3)
Guarantee of Cumulative Guaranteed Preferred Shares by Foster Wheeler Ltd.(4)	—	—	—	—
Guarantee of Cumulative Guaranteed Preferred Shares by Foster Wheeler Inc.(4)	—	—	—	—
Guarantee of Cumulative Guaranteed Preferred Shares by FWPI Ltd.(4)	—	—	—	—
Total	7,000,000	$4.35	$30,450,000	$2,463.41(3)

(1)
Based upon the assumed maximum number of preferred shares that may be issued in the exchange offer described herein. Such assumed number is based upon the number of Foster Wheeler Holdings Ltd. preferred shares expected to be issued on the closing date of the exchange offer based on an exchange ratio of one Foster Wheeler Holdings Ltd. preferred share for one 9.00% Preferred Security, Series I of FW Preferred Capital Trust I.

(2)
Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), based on the market value of the 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I to be exchanged ($4.35 per preferred security, which was the average of the high and low sales prices thereof on July 9, 2003, as reported on the NYSE).

(3)
Previously paid.

(4)
No separate consideration will be received for the guarantees, and, therefore, no additional registration fee is required.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-107054) does not include or incorporate by reference an independent auditor's report or a consent from the independent auditors. Foster Wheeler Ltd. ("Foster Wheeler") is in the process of preparing separate financial statements for several of its subsidiaries, the securities of which have been pledged to collateralize certain of Foster Wheeler's previously issued registered securities. Upon completion of these financial statements, Foster Wheeler intends to file an amended Annual Report on Form 10-K/A for the year ended December 27, 2002 containing these newly prepared financial statements in compliance with Rule 3-16 of Regulation S-X under the Securities Act. Prior to effectiveness, the Registrants intend to file an additional amendment to the Registration Statement containing or incorporating by reference the required independent auditor's report and consent.

Subject to Completion, Preliminary Prospectus dated September 22, 2003

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

PROSPECTUS

Dated                   , 2003

FOSTER WHEELER HOLDINGS LTD.
Offer to Exchange
    % Cumulative Guaranteed Preferred Shares (Liquidation Preference of $            per Preferred Share)
Fully and Unconditionally Guaranteed by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd.
for Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC
 FOSTER WHEELER LLC

Solicitation of Consents to the
Proposed Amendments to the Junior Subordinated Indenture
Relating to the 9.00% Junior Subordinated Deferrable Interest Debentures, Series I of Foster Wheeler LLC
and the Guarantee Agreement Relating to the 9.00% Preferred Securities,
Series I of FW Preferred Capital Trust I

        Foster Wheeler Holdings Ltd. is offering to exchange its        % Cumulative Guaranteed Preferred Shares, or the preferred shares, for any and all outstanding 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I, or the trust securities, subject to conditions disclosed in this prospectus. You will receive one preferred share for each trust security you tender in the exchange offer and do not withdraw.

        The preferred shares will:

•
have a liquidation preference of $            per share;

•
have an annual dividend of        % of the liquidation preference of the preferred shares, which will be cumulative, and will be payable quarterly, when, as and if declared by the board of directors of Foster Wheeler Holdings Ltd., beginning on                        , 2004 and on each                        ,                         ,                         and                          thereafter;

•
be redeemable under the circumstances described in this prospectus; and

•
have no voting rights except as required by Bermuda law and the rules of the New York Stock Exchange, or the NYSE, and will not be convertible into any other security.

        The preferred shares will be fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. with respect to the payment of declared dividends, redemption payments, if any, and distributions upon liquidation or winding up, subject to significant restrictions under Foster Wheeler LLC's senior secured credit agreement.

        Foster Wheeler Holdings Ltd. currently intends to pay dividends on the preferred shares on a current basis, subject to the requirements of Bermuda law and significant restrictions under Foster Wheeler LLC's senior secured credit agreement discussed in this prospectus.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 18.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on                        , 2003, which we refer to as the expiration date, unless extended by us. You may revoke your tender and your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        If you are a U.S. holder of trust securities and you do not participate in this exchange offer you will continue to experience the adverse effects of original issue discount. We intend to take the position that the preferred shares constitute equity, as opposed to debt, of Foster Wheeler Holdings Ltd. for U.S. federal income tax purposes on which accrual of stated dividend income, using original issue discount principles, is not required. If such treatment is respected and if you are a U.S. holder of preferred shares received in this exchange offer, you generally would not be required to recognize income with respect to stated dividends on the preferred shares absent actual payment. If such treatment is not respected and you are a U.S. holder, you would be required to recognize income on an economic accrual basis, using original issue discount principles, with respect to dividends on the preferred shares. However, to the extent Foster Wheeler Holdings Ltd. pays full cash dividends on the preferred shares, you would receive comparable amounts of cash distributions. For a discussion of the tax issues related to the characterization and treatment of the preferred shares, please refer to "U.S. Federal Income Tax Considerations."

        We have applied to list the preferred shares on the NYSE under the symbol "FWC.PRB".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The dealer manager for the exchange offer and the consent solicitation is:

Rothschild Inc.

TABLE OF CONTENTS

Presentation Of Information	i
Summary	1
Restructuring Plan	16
Risk Factors	18
Forward-Looking Statements	35
Capitalization	36
Unaudited Pro Forma Condensed Consolidated Financial Statements	37
Ratio Of Earnings To Fixed Charges	42
Use Of Proceeds	42
The Exchange Offer And The Consent Solicitation	43
The Proposed Amendments	54
The Trust	56
Market Price Information Of The Trust Securities	57
Description Of Preferred Shares	58
Comparison Of Rights Of Holders Of Securities	67
U.S. Federal Income Tax Considerations	78
Legal Matters	83
Where You Can Find More Information About Us	83
Incorporation Of Documents By Reference	84
Enforcement Of Civil Liabilities	84

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying Letter of Transmittal and Consent. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the dealer manager or any other party involved in the exchange offer. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

 PRESENTATION OF INFORMATION

        The issuer of the preferred shares in the exchange offer will be Foster Wheeler Holdings Ltd., which is a directly wholly-owned subsidiary of Foster Wheeler Ltd. The preferred shares will be guaranteed by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. Each of Foster Wheeler Inc. and FWPI Ltd. are indirectly wholly-owned subsidiaries of Foster Wheeler Ltd. Foster Wheeler Ltd. has included consolidating financial information relating to Foster Wheeler Holdings Ltd., Foster Wheeler Inc. and FWPI Ltd. in the notes to its consolidated financial statements incorporated by reference in this prospectus. Except as the context otherwise requires, the terms "we", "us", "our" and "Foster Wheeler", as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

i

SUMMARY

        This summary represents a summary of all material terms of the exchange offer and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus to fully understand this exchange offer and our business, results of operations and financial condition.

Purpose of the Exchange Offer and Consent Solicitation (see page 43)

        The purpose of the exchange offer and consent solicitation is to exchange the preferred shares for the trust securities to reduce our debt, improve our overall capital structure and allow Foster Wheeler Holdings Ltd. to make dividend payments on the preferred shares while Foster Wheeler LLC continues to defer payments in respect of the trust securities that are not tendered in this exchange offer. Following consummation of the exchange offer, Foster Wheeler LLC will no longer have any payment obligations with respect to trust securities that are exchanged in the exchange offer because such trust securities will be held by Foster Wheeler Holdings Ltd., the parent company of Foster Wheeler LLC and, under U.S. generally accepted accounting principles will not be deemed to be outstanding. By exchanging your trust securities, you will be giving up the right to receive any accrued and unpaid dividends on the trust securites you are exchanging.

Principal Terms of the Exchange Offer (see page 43)

        Foster Wheeler Holdings Ltd. is offering to exchange up to seven million of its preferred shares with a liquidation preference of $          per share for any and all of the seven million outstanding trust securities on the terms and conditions described in this prospectus. The preferred shares to be issued by Foster Wheeler Holdings Ltd. will have a liquidation preference of $          per share and will accumulate dividends at an annual dividend rate per share of    % of the liquidation preference of the preferred shares. Dividends on the preferred shares will be cumulative, and will be payable quarterly, when, as and if declared by the Board of Directors of Foster Wheeler Holdings Ltd., out of funds legally available for the payment of dividends, on each            ,            ,             and            , commencing            , 2004. Each of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. will, jointly and severally, fully and unconditionally guarantee all of Foster Wheeler Holdings Ltd.'s payment obligations under the preferred shares on the terms and subject to the conditions described in this prospectus.

        Foster Wheeler Holdings Ltd. currently intends to pay dividends from cash generated by its operations. However, Foster Wheeler cannot assure that its operations will generate sufficient cash to pay dividends. Under the terms of the senior secured credit agreement, we are permitted to declare and pay dividend payments on the preferred shares only to the extent that the aggregate each year of (1) all dividend payments on the preferred shares, (2) all dividend payments on the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and the Robbins bonds and (3) all dividend and interest payments on any trust securities, convertible subordinated notes and Robbins obligations that remain outstanding, are equal to or less than the aggregate amount that would have been payable under the trust securities, convertible subordinated notes and the Robbins obligations if the exchange offers were not consummated, which amount was equal to $20.2 million in 2003. Given that we do not currently pay dividends on the trust securities, we will only be able to make dividend payments on the preferred shares if and to the extent the convertible subordinated notes and Robbins bonds are exchanged in the expected exchange offer or payments thereon are otherwise reduced as part of our restructuring. Additionally, under the terms of the senior secured credit agreement, Foster Wheeler LLC will be prohibited from distributing funds, by dividend or otherwise, to Foster Wheeler Holdings Ltd. for its use to pay dividends, and Foster Wheeler Ltd. will be similarly prohibited from making payments under its guarantee, at any time that Foster Wheeler LLC is not in compliance with the covenants of the senior secured credit agreement.

        For each trust security that you exchange, you will receive one preferred share of Foster Wheeler Holdings Ltd. You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange all or any portion of your trust securities in the exchange offer in increments of $25 in liquidation amount.

        If you wish to participate in the exchange offer, you must validly tender your trust securities and thereby consent to the proposed amendments before 5:00 p.m., New York City time, on                        , 2003, unless the exchange offer is extended by us. Only registered holders of trust securities can effectively tender and thereby consent to the proposed amendments. If you are a beneficial owner whose trust securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your trust securities in the exchange offer and thereby consent to the proposed amendments pursuant to the consent solicitation, you must first contact the broker, dealer, commercial bank, trust company or other nominee holding on your behalf and instruct it to send the exchange agent an "agent's message" on your behalf or to complete and deliver to the exchange agent a letter of transmittal and consent by facsimile or hand delivery to the facsimile number or address, as the case may be, on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal and consent to the exchange agent. You must also instruct that broker, dealer, commercial bank, trust company or other nominee holding on your behalf to tender your trust securities by effecting a book-entry transfer of the trust securities into the account of the exchange agent through the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC. If you cannot complete a book-entry transfer of your trust securities together with an agent's message or letter of transmittal and consent to the exchange agent prior to the expiration of the exchange offer, you may follow the guaranteed delivery procedures described in this prospectus. After the exchange offer expires, you will no longer be able to tender your trust securities in the exchange offer or thereby consent to the proposed amendments under the consent solicitation, although we reserve the right to have a subsequent offering period, which we would announce as described herein.

        We will accept all validly tendered trust securities and validly delivered consents that have not been withdrawn or revoked before 5:00 p.m., New York City time on the expiration date.

        Holders of trust securities are not entitled to any dissenter's rights or other rights of appraisal under Delaware law.

        You should read "—Terms of the Preferred Shares and Guarantees" for a summary of the terms of the preferred shares and the guarantees.

Foster Wheeler Ltd.

        Foster Wheeler Ltd., a Bermuda company, is the direct parent of Foster Wheeler Holdings Ltd., the issuer of the preferred shares in this exchange offer, and the indirect parent of Foster Wheeler LLC, Foster Wheeler Inc. and FWPI Ltd. Foster Wheeler Ltd. will be one of the guarantors of the preferred shares offered in this exchange offer. Foster Wheeler Ltd. does not have any assets or conduct any business except through its indirect ownership of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries and the direct subsidiaries of Foster Wheeler LLC described below that are not guaranteeing the preferred shares, which we refer to as the non-guarantor sister subsidiaries. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler Holdings Ltd.

        Foster Wheeler Holdings Ltd. will be the issuer of the preferred shares offered in this exchange offer. Foster Wheeler Holdings Ltd. is a Bermuda company and a directly wholly-owned subsidiary of

Foster Wheeler Ltd. Foster Wheeler Holdings Ltd. does not have any assets or conduct any business except through its indirect ownership of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries and the non-guarantor sister subsidiaries. The executive offices of Foster Wheeler Holdings Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

        Foster Wheeler LLC is a Delaware limited liability company that does not have any assets or conduct any business except through its indirect ownership of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries and its direct ownership of the non-guarantor sister subsidiaries. Foster Wheeler LLC is an indirectly wholly-owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC owns all of the common securities of the trust that issued the trust securities, is a guarantor of the trust securities and is the issuer of the junior subordinated debentures. Foster Wheeler LLC is soliciting consents to amend the indenture governing the junior subordinated debentures held by the trust and the guarantee agreement relating to the trust securities. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler Inc.

        Foster Wheeler Inc. is a Delaware corporation and an indirectly wholly-owned subsidiary of Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. and a directly wholly-owned subsidiary of Foster Wheeler LLC. Foster Wheeler Inc. will be one of the guarantors of the preferred shares offered in this exchange offer. The executive offices of Foster Wheeler Inc. are located at Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

FWPI Ltd.

        FWPI Ltd. is a newly formed Bermuda company that does not have any assets or conduct any business except through its subsidiaries. FWPI Ltd. is an indirectly wholly-owned subsidiary of Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. and a directly wholly-owned subsidiary of Foster Wheeler LLC. FWPI Ltd. will be one of the guarantors of the preferred shares offered in the exchange offer. The executive offices of FWPI Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Non-Guarantor Sister Subsidiaries

        Each of the non-guarantor sister subsidiaries is a directly wholly-owned subsidiary of Foster Wheeler LLC. The non-guarantor sister subsidiaries are York Jersey Liability Limited, Foster Wheeler Trading Company, Ltd., Foster Wheeler International Trading Company (Shanghai) Limited and Foster Wheeler International Engineering & Consulting (Shanghai) Company Limited. York Jersey Liability Limited is a captive insurance subsidiary that provides self-insurance services for Foster Wheeler. The other non-guarantor sister subsidiaries do not hold any material assets or liabilities or conduct any material operations of Foster Wheeler. Foster Wheeler Trading Company, Ltd. is a Bermuda company whose sole assets are the capital stock of Foster Wheeler Trading Co. A.G., S.A., which was formerly an operating company but does not currently have any ongoing projects or employees. Foster Wheeler International Trading Company (Shanghai) Limited and Foster Wheeler International Engineering & Consulting (Shanghai) Company Limited are Chinese companies that do business in China.

The Trust (see page 56)

        FW Preferred Capital Trust I is a statutory business trust organized under Delaware law and is the issuer of the trust securities for which we are offering to exchange the preferred shares of Foster Wheeler Holdings Ltd. The trust is a special-purpose financing subsidiary of Foster Wheeler LLC that has no operating history or independent operations and is a financial vehicle to issue the trust securities and to hold as trust assets the junior subordinated debentures issued by Foster Wheeler LLC. The executive office of the trust is c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Our Business

        Our business falls within two business groups, the Engineering and Construction Group and the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production.

        The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

Our Corporate Structure

        Our structure, assuming consummation of this exchange offer, will be as follows:

Foster Wheeler Ltd. (Bermuda)
• Guarantee of Foster Wheeler LLC Senior Secured Credit Agreement
• Guarantee of Foster Wheeler LLC Senior Notes due 2005
• Guarantee of Preferred Shares of Foster Wheeler Holdings Ltd. being offered in this exchange offer
• Guarantee of FW Preferred Capital Trust I 9.00% Preferred Securities, Series I (in respect of the 9.00% Preferred Securities, Series I not exchanged in this exchange offer)
• Guarantee of Junior Subordinated Debentures of Foster Wheeler LLC (issued to FW Preferred Capital Trust I) (relating to the 9.00% Preferred Securities, Series I that remain outstanding)
• $210,000,000 Convertible Subordinated Notes due 2007
Foster Wheeler Holdings Ltd. (Bermuda)
• Guarantee of Foster Wheeler LLC Senior Secured Credit Agreement
• Guarantee of Foster Wheeler LLC Senior Notes due 2005
• Preferred Shares being offered in this exchange offer
Foster Wheeler LLC (Delaware)
• Senior Secured Credit Agreement
• $200,000,000 of Senior Notes due 2005
• $107,285,000 of Robbins obligations
• Guarantee of FW Preferred Capital Trust I 9.00% Preferred Securities, Series I (in respect of the 9.00% Preferred Securities Series I not exchanged in this exchange offer)
• Junior Subordinated Debentures (issued to FW Preferred Capital Trust I) (relating to the 9.00% Preferred Securities, Series I that remain outstanding)
• Guarantee of Foster Wheeler Ltd. Convertible Subordinated Notes due 2007
FW Preferred Capital Trust I (Delaware)
• $175,000,000 9.00% Preferred Securities, Series I (if not exchanged in this exchange offer)
Foster Wheeler Inc. (Delaware)
• Guarantee of Foster Wheeler LLC Senior Secured Credit Agreement
• Guarantee of Foster Wheeler LLC Senior Notes due 2005
• Guarantee of Preferred Shares of Foster Wheeler Holdings Ltd. being offered in this exchange offer
Non-guarantor sister subsidiaries
FWPI Ltd. (Bermuda)
• Guarantee of Foster Wheeler LLC Senior Secured Credit Agreement
• Guarantee of Foster Wheeler LLC Senior Notes due 2005
• Guarantee of Preferred Shares of Foster Wheeler Holdings Ltd. being offered in this exchange offer
Other operating subsidiaries of Foster Wheeler group
Other operating subsidiaries of Foster Wheeler group

        For more information regarding our restructuring plans, please see "Restructuring Plan."

Ranking of Preferred Share Payments and Other Indebtedness

        The preferred shares will rank senior to the outstanding common shares of Foster Wheeler Holdings Ltd. with respect to the payment of distributions upon liquidation or winding up of Foster Wheeler Holdings Ltd. but not with respect to dividends. Payment on the preferred shares will be structurally subordinated to all debt and other obligations of each of the non-guarantor sister subsidiaries and each of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries. Payment on the preferred shares will not be structurally subordinated to the debt and other obligations of Foster Wheeler Inc. and FWPI Ltd. because each of them is a guarantor.

        Our senior secured credit agreement will prohibit the payment of dividends on the preferred shares if a default or an event of default has occurred and is continuing under the senior secured credit agreement. In addition, under the terms of the senior secured credit agreement, we are permitted to declare and pay dividend payments on the preferred shares only to the extent that the aggregate each year of (1) all dividend payments on the preferred shares, (2) all dividend payments on the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and Robbins bonds and (3) dividend and interest payments on any trust securities, convertible subordinated notes and Robbins obligations that remain outstanding, are equal to or less than the aggregate amount that would have been paid under the trust securities, convertible subordinated notes and the Robbins obligations if the exchange offers were not consummated, which amount was equal to $20.2 million in

2003. Given that we do not currently pay dividends on the trust securities, we will only be able to make dividend payments on the preferred shares if and to the extent the convertible subordinated notes and Robbins bonds are exchanged in the expected exchange offer for the convertible subordinated notes and Robbins obligations or payments thereon are otherwise reduced as part of our restructuring.

        As of June 27, 2003, the preferred shares would have ranked junior in right of payment to $328.6 million of debt guarantees by Foster Wheeler Holdings Ltd. consisting of its guarantee of the senior secured credit agreement and the senior notes. As of June 27, 2003, there were no amounts available for borrowing and $20 million available for the issuance of letters of credit under the senior secured credit agreement. As of June 27, 2003, Foster Wheeler Holdings Ltd. had no other debt.

        The guarantee provided by Foster Wheeler Ltd. will rank senior in right of payment to (1) its guarantee of the trust securities, and the underlying junior subordinated debentures, that are not tendered in this exchange offer and remain outstanding, and (2) its convertible subordinated notes that remain outstanding after the restructuring described in "Restructuring Plan." Foster Wheeler Ltd.'s guarantee will rank equally with its other unsecured senior indebtedness. Foster Wheeler Ltd.'s guarantee will rank effectively junior to its secured indebtedness, including its guarantee of obligations under Foster Wheeler LLC's senior secured credit agreement and its guarantee of obligations under Foster Wheeler LLC's senior notes, to the extent of the assets securing such obligations.

        Foster Wheeler Ltd.'s guarantee will also be structurally subordinated to all existing and future indebtedness and other obligations of Foster Wheeler Holdings Ltd., Foster Wheeler LLC, the non-guarantor sister subsidiaries, and the subsidiaries of Foster Wheeler Inc. and FWPI Ltd.

        The guarantees provided by Foster Wheeler Inc. and FWPI Ltd. will rank structurally senior to (1) Foster Wheeler Ltd.'s and Foster Wheeler LLC's obligations in respect of the trust securities (and the underlying junior subordinated debentures) that are not tendered in this exchange offer and remain outstanding, (2) Foster Wheeler Ltd.'s and Foster Wheeler LLC's obligations in respect of Foster Wheeler Ltd.'s convertible subordinated notes that remain outstanding after the restructuring described under "Restructuring Plan" and (3) Foster Wheeler LLC's Robbins obligations that remain outstanding after the restructuring described under "Restructuring Plan." Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank equally with its respective unsecured senior indebtedness, if any, in the future. Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank effectively junior to its respective secured indebtedness, including its guarantee of obligations under Foster Wheeler LLC's senior secured credit agreement and its guarantee of obligations under Foster Wheeler LLC's senior notes, to the extent of the assets securing such obligations.

        Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will also be structurally subordinated to all existing and future indebtedness and other obligations of its respective subsidiaries.

        If the expected exchange offer for Foster Wheeler Ltd.'s convertible subordinated notes and the bonds supported by the Robbins facility exit funding agreement, or the Robbins bonds, is consummated, as described under "Restructuring Plan," the preferred shares and the related guarantees will be structurally subordinated to the preferred shares issued in that exchange offer with respect to the assets of Foster Wheeler's European engineering and construction business.

Principal Terms of the Consent Solicitation (see page 45)

        Foster Wheeler LLC is soliciting your consent to amend the indenture and the guarantee agreement relating to the junior subordinated debentures issued by Foster Wheeler LLC to the trust and the guarantee agreement relating to the trust securities, to permit Foster Wheeler LLC to, among other things, pay dividends to Foster Wheeler Holdings Ltd. even though Foster Wheeler LLC has elected to defer payments in respect of the trust securities. The terms of the indenture and the guarantee agreement prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures pursuant to the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        If the amendments are approved, Foster Wheeler LLC will be allowed to make, subject to significant restrictions under its senior secured credit agreement and applicable law, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether payments are being deferred on the trust securities. As a result, Foster Wheeler LLC would be allowed to pay dividends to Foster Wheeler Holdings Ltd. which could then use distributions it receives to make cash dividend payments on the preferred shares issued in this exchange offer. Under the terms of the indenture, Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume payments on the junior subordinated debentures.

        Foster Wheeler LLC is also seeking your consent to amend the terms of the indenture and the guarantee agreement that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking your consent to eliminate from the indenture the event of default provision that is triggered by Foster Wheeler LLC's breach of specified information reporting covenants.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Letter of Transmittal and Consent in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least 66 2/3% of the aggregate liquidation amount of the trust securities must consent to the proposed amendments for them to be effective.

Consequences of Not Participating in the Exchange Offer

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the proposed amendments to the indenture constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. For a discussion of the tax treatment of such a deemed exchange, please refer to "U.S. Federal Income Tax Considerations."

        If the exchange offer and consent solicitation are consummated, the obligation of Foster Wheeler LLC to make payments on the junior subordinated debentures and in respect of the trust securities will be structurally subordinated to Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees of payments on the preferred shares. Foster Wheeler LLC will be permitted to continue to defer payments on the junior subordinated debentures while making dividend payments to Foster Wheeler Holdings Ltd. to enable it to pay cash dividends on the preferred shares. Additionally, Foster Wheeler Ltd.'s guarantee of the junior subordinated debentures and in respect of the trust securities will be subordinated in right of payment to Foster Wheeler Ltd.'s guarantee of payments on the preferred shares. You would also be subject to the revised terms of the indenture, as amended by the proposed amendments.

        Lastly, if a large enough number of holders of the trust securities decide to participate in the exchange, there may not be enough trust securities remaining outstanding to remain listed for trading on the NYSE and your ability to sell trust securities may be adversely affected.

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding which we expect will be until maturity in April 2005.

Conditions to the Exchange Offer and Consent Solicitation (see page 46)

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon, among other things:

  •
  the holders of at least 85% of the liquidation amount of the trust securities having validly tendered to the exchange agent, and not validly withdrawn, those trust securities; and

  •
  the preferred shares being accepted for listing on the NYSE.

        We may, in our sole discretion, waive any of the conditions to the exchange offer and consent solicitation prior to expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any condition will not be a waiver of our rights. In the event that any waiver constitutes a material change in the terms of the exchange offer or consent solicitation, we will extend the expiration date for at least five business days.

Expiration Dates; Subsequent Offering Period (see page 45)

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2003, unless Foster Wheeler Holdings Ltd. extends the exchange offer period. We will announce the results of the exchange offer and consent solicitation, including the approximate number and percentage of trust securities deposited for exchange and whether we have elected to conduct a subsequent offering period, on Foster Wheeler Ltd.'s website (www.fwc.com) and by press release by 9:00 a.m. New York City time on the next business day after the previously scheduled expiration date. In addition, if we waive a material condition to the exchange offer and consent solicitation, we will notify you of such waiver in the same manner as above and will hold the exchange offer and consent solicitation open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition. We may terminate the exchange offer and consent solicitation at any time before we have accepted any trust securities for exchange at our option.

        We may provide a subsequent offering period after the acceptance of trust securities in the exchange offer, which will be not less than three business days or more than 20 business days. In order to provide a subsequent offering period, we will issue a notice announcing the results of the exchange offer on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period. We will offer the same form and amount of consideration to holders of the trust securities in both the initial exchange offer period and the subsequent offering period. During a subsequent offering period, you will not have the right to withdraw any trust securities that you have tendered and not previously withdrawn or that you tender during any subsequent offering period.

Withdrawal of Tenders; Revocation of Consents (see page 51)

        Trust securities tendered on or prior to the expiration date may be withdrawn and the related consents may thereby be revoked at any time on or prior to the expiration date. Tenders of trust securities received on or prior to the expiration date will become irrevocable on the expiration date, if not validly revoked prior to that time. If you hold through a broker-dealer or other agent, you can withdraw your trust securities from the exchange offer and consent solicitation by following the instructions provided by your broker, dealer, trust company or other nominee. If we provide for a subsequent offering period after the acceptance of trust securities in the exchange offer and consent solicitation, you will not be permitted to withdraw any trust securities you tender in the subsequent offering period. In addition, tenders of any and all trust securities may be validly withdrawn if the exchange offer is terminated by us without any trust securities being exchanged under the exchange offer. In the event of a termination of the exchange offer, the trust securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the indenture and the guarantee agreement will remain unchanged. See "The Proposed Amendments."

Supplemental Indenture; Amended Guarantee Agreement (see page 54)

        The proposed amendments, if adopted, will be set forth in a supplemental indenture and an amended guarantee agreement to be executed by Foster Wheeler LLC and the trustee as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become operative when the supplemental indenture and amended guarantee are executed. The indenture and the guarantee agreement, without giving effect to the proposed amendments, will remain in effect until the proposed amendments become operative. If the exchange offer is terminated, or at least 66 2/3% of the trust securities are not accepted for exchange for any reason, the supplemental indenture and the amended guarantee agreement will not be executed and will not become operative.

Contracts and Relationships among Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., Foster Wheeler LLC, FWPI Ltd., and FW Preferred Capital Trust I

        You should refer to the chart on page 5 for an illustration of the corporate structure of Foster Wheeler.

        As of the date of this prospectus, Joseph J. Melone and John E. Stuart, two directors of Foster Wheeler Ltd., owned an aggregate of $485,000 in liquidation amount of the trust securities. Such trust securities may be tendered by such directors under the same terms and conditions of the exchange offer. Three of the five administrative trustees of FW Preferred Capital Trust I were appointed by Foster Wheeler LLC in accordance with the terms of the trust.

U.S. Federal Income Tax Considerations (see page 78)

        Tax Treatment of the Exchange Offer:    We intend to treat the exchange of trust securities for preferred shares pursuant to the exchange offer as a tax-free exchange for U.S. federal income tax purposes. If the exchange offer is a tax-free exchange and you are a U.S. holder of trust securities, you generally will not, with certain exceptions, recognize gain or loss on the exchange.

        The treatment of the exchange of trust securities for preferred shares pursuant to the exchange offer, however, is uncertain, and the U.S. Internal Revenue Service could characterize the exchange as a taxable transaction for U.S. federal income tax purposes. In this case, if you are a U.S. holder of trust securities, you generally would recognize net gain or loss on the exchange in an amount equal to the difference between the amount realized on such exchange and your adjusted tax basis in the trust securities exchanged. Your amount realized in connection with the exchange of trust securities for the preferred shares will equal the fair market value of the preferred shares received in the exchange offer.

        For further discussion of the tax treatment of the exchange offer, please refer to "U.S. Federal Income Tax Considerations."

        Tax Treatment of Dividends on the Preferred Shares:    The tax treatment of the preferred shares depends in part on whether the preferred shares constitute debt or equity for U.S. federal income tax purposes. We intend to take the position that the preferred shares constitute equity for U.S. federal income tax purposes on which accrual of stated dividend income (using original issue discount principles) is not required. Assuming such treatment is respected, if you are a U.S. holder of preferred shares received in exchange for the trust securities in the exchange offer, you generally would not be required to recognize income with respect to the stated dividends on the preferred shares absent actual payment.

        However, the U.S. federal income tax characterization and treatment of the preferred shares are uncertain and the U.S. Internal Revenue Service could assert (i) that the preferred shares should be recharacterized as debt for U.S. federal income tax purposes or (ii) in the event that Foster Wheeler Holdings Ltd. fails to pay dividends on a current basis, that accrual of stated dividend income (using original issue discount principles) is required, even if the preferred shares constitute equity. If either assertion is determined to be correct and you are a U.S. holder of preferred shares, you would be required to recognize income with respect to dividends on the preferred shares on an economic accrual basis (using original issue discount principles) regardless of your method of tax accounting. However, to the extent Foster Wheeler Holdings Ltd. pays full cash dividends on the preferred shares, you would receive comparable amounts of cash distributions. For further discussion of the tax characterization and treatment of the preferred shares, please refer to "U.S. Federal Income Tax Considerations."

        Tax Treatment of Distributions on the Trust Securities not Exchanged:    As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by the trust in respect of the trust securities. As a result, if you do not exchange your trust securities for preferred shares pursuant to the exchange offer, you would continue (1) not to receive cash distributions and (2) to experience adverse tax effects from original issue discount.

        The issuer of the trust securities, FW Preferred Capital Trust I, is a grantor trust, which is a "pass-through" entity for U.S. federal income tax purposes. Interest earned on the junior subordinated debentures held by FW Preferred Capital Trust I is allocated to the holders of trust securities for U.S. federal income tax purposes whether such interest is paid in cash or accrued. If you are a U.S. holder of the trust securities, you are required to recognize original issue discount for U.S. federal income tax purposes with respect to the junior subordinated debentures held by FW Preferred Capital Trust I because Foster Wheeler LLC exercised its option to defer payments of interest on the junior subordinated debentures. As a result, when payments are deferred on the trust securities, U.S. holders of the trust securities are taxed currently as though they had received a payment for U.S. federal income tax purposes. That means U.S. holders are taxed currently on the full amount of the deferred payment even though they have received no cash distributions.

        In addition, if the proposed amendments to the indenture constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. For a discussion of the tax treatment of such a deemed exchange, please refer to "U.S. Federal Income Tax Considerations."

Stock Exchange Listing

        We have applied to list the preferred shares on the NYSE under the symbol "FWC.PRB".

Dealer Manager (see page 52)

        We have engaged Rothschild Inc. to act as dealer manager in connection with the exchange offer and consent solicitation. The address and telephone number of the dealer manager are set forth on the back cover of this prospectus.

Exchange Agent (see page 53)

        The exchange agent for the exchange offer and consent solicitation is The Bank of New York, London branch. The Letter of Transmittal and Consent should be sent only to the exchange agent. The address and telephone number of the exchange agent are set forth on the back cover of this prospectus.

Information Agent (see page 53)

        The information agent for the exchange offer and consent solicitation is Georgeson Shareholder Communications Inc. Additional copies of this prospectus, the Letter of Transmittal and Consent and other related materials may be obtained from the information agent.

        If you have questions about the exchange offer or consent solicitation, you may contact Georgeson Shareholder Communications Inc., the information agent at:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, N.Y. 10014
Banks and Brokers call (212) 440-9800
All Other Shareholders call toll free (800) 891-3214

Transmittal Documents (see page 47)

        Letters of Transmittal and Consent and other documents required by the instructions to the Letters of Transmittal and Consent should be sent only to the exchange agent, and not to us, the information agent or the dealer manager.

Restructuring Plan (see page 16)

        We continue to explore our restructuring options with the goal of improving our capital structure. You should read the information described under the caption "Restructuring Plan" for more information about our restructuring plan.

Terms of the Preferred Shares and Guarantees

        The following is a summary of the material terms of the preferred shares. You should carefully read this entire prospectus, including "Description of Preferred Shares."

Issuer:	Foster Wheeler Holdings Ltd.
Total preferred shares offered:	7,000,000 preferred shares, with an aggregate liquidation preference of $ , assuming 100% of the trust securities are tendered and exchanged.
Liquidation preference:	$ per preferred share.
Dividends:
Cumulative dividends of % of the liquidation preference per annum. Dividends will accumulate and be payable, subject to any limitations imposed by our senior secured credit agreement, quarterly beginning on , 2004 and on each , , and thereafter when, as and if declared by the board of directors of Foster Wheeler Holdings Ltd. out of funds legally available for the payment of dividends.

Foster Wheeler Holdings Ltd. currently intends to pay dividends on the preferred shares on a current basis, subject to compliance with the significant restrictions under our senior secured credit agreement and the requirements of Bermuda law. However, Foster Wheeler Holdings Ltd. is not obligated to declare dividends on a current basis and the board of directors may cease to declare and pay dividends at any time. In addition, Foster Wheeler Holdings Ltd. may be unable to pay dividends under Bermuda law or the terms of the senior secured credit agreement. Under the terms of the senior secured credit agreement:
•
we are permitted to declare and pay dividend payments on the preferred shares only to the extent that the aggregate each year of (1) all dividend payments on the preferred shares, (2) all dividend payments on the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and the Robbins bonds and (3) all dividend and interest payments on any trust securities, convertible subordinated notes and Robbins obligations that remain outstanding, are equal to or less than the aggregate amount that would have been payable under the trust securities, convertible subordinated notes and Robbins obligations if the exchange offers were not consummated, which amount was equal to $20.2 million in 2003. Given that we do not currently pay dividends on the trust securities, we will only be able to make dividend payments on the preferred shares if and to the extent the convertible subordinated notes and Robbins bonds are exchanged in the expected exchange offer or payments thereon are otherwise reduced as part of our restructuring.

•
Foster Wheeler LLC is permitted to distribute cash dividends to Foster Wheeler Holdings Ltd. in amounts sufficient to permit Foster Wheeler Holdings Ltd. to pay the scheduled cash dividends on the preferred shares after they are issued; and
•
each of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. is permitted to make payments, if necessary, on its guarantee of Foster Wheeler Holdings Ltd.'s declared dividend payments on the preferred shares;
in each case only if no default or event of default has occurred under the senior secured credit agreement.
Ranking of Preferred Shares:
The preferred shares will rank senior to the outstanding common shares of Foster Wheeler Holdings Ltd. with respect to the payment of distributions upon liquidation or winding up of Foster Wheeler Holdings Ltd. but not with respect to dividends. See "—Ranking of Preferred Share Payments and Other Indebtedness."
Guarantees:
Each of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. will, jointly and severally, fully and unconditionally guarantee all of Foster Wheeler Holdings Ltd.'s payment obligations under the preferred shares. The guarantors will guarantee the payment, when due, of:
	•	all accumulated and unpaid dividends that have been declared on the preferred shares out of funds legally available for the payment of dividends;
	•	the redemption price, on redemption of the preferred shares; and
•
upon liquidation of Foster Wheeler Holdings Ltd., the aggregate stated liquidation preference and all accumulated and unpaid dividends, whether or not declared, without regard to whether Foster Wheeler Holdings Ltd. has sufficient assets to make full payment as required on liquidation;
in each case subject to the restrictions under the senior secured credit agreement.
Under the terms of the senior secured credit agreement:
•
the guarantors are permitted to make payments under their guarantees with respect to declared dividends when due if no default or event of default has occurred under the senior secured credit agreement;
	•	Foster Wheeler Ltd. is permitted to make payments under its guarantee with respect to the redemption price when due; and

•
Foster Wheeler Inc. and FWPI Ltd. are not permitted to make payments under their guarantees with respect to the redemption price when due for so long as the senior secured credit agreement is in place. Therefore, prior to making any such payments, we would need to obtain consent from the lenders under the senior secured credit agreement. In the event that any guarantor fails to make a payment when due under its guarantee because of this prohibition, this failure would constitute a breach of the terms of the guarantee and the preferred shares.
Redemption:
The preferred shares will be redeemable, at the option of holders of at least 25% in aggregate liquidation preference of the preferred shares, subject to Bermuda law, and the holders will be entitled to receive the liquidation preference of the preferred shares, plus accumulated and unpaid dividends, if any, or the redemption price, upon the occurrence of any of the following events:
	•	failure to make a declared dividend payment or failure to pay the liquidation preference on the preferred shares, in each case within 30 days of the date when due;
•
default in the performance, or breach, of any covenant or other agreement or provision contained in the adopting resolution for the preferred shares or guarantees (other than a default in the performance, or breach, of any covenant or other agreement or provisions specifically addressed in the bullet above) for the preferred shares and continuance of such default or breach for a period of 90 days after written notice shall have been given to Foster Wheeler Holdings Ltd. by the holders of at least 25% in aggregate liquidation preference of the preferred shares;
•
default by any guarantor or Foster Wheeler LLC with respect to their payment obligations under the trust securities, the related junior subordinated debentures, the convertible subordinated notes or the Robbins obligations;
	•	the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors;
•
any guarantee of the preferred shares ceases to be in full force and effect and enforceable in accordance with its terms or any guarantor denies that it has any further liability under its guarantee or gives notice to such effect; and

•
any of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors consolidates with or merges or amalgamates with or into any other person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets to any other person, in contravention of the provisions of the adopting resolutions for the preferred shares.
Subordination:
Payment on the preferred shares and the guarantees will be contractually subordinated to the indefeasible payment in full of all obligations under our senior secured credit agreement. In the event that payment is made to holders of the preferred shares which is prohibited by the senior secured credit agreement, then the payment shall be made to the lenders under the senior secured credit agreement.
Conversion:	The preferred shares will not be convertible.
Voting:	The holders of the preferred shares will have no voting rights except as required by Bermuda law or the rules of the NYSE as described in this prospectus.
Listing:	We have applied to list the preferred shares on the NYSE under the symbol "FWC.PRB."
Delivery:
The preferred shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your preferred shares. We will deliver the preferred shares to DTC promptly after the expiration of the exchange offer.

If we provide for a subsequent offering period, we will deliver the preferred shares in exchange for trust securities tendered during the subsequent offering period promptly after the expiration of the subsequent offering period.

RESTRUCTURING PLAN

        In March 2002, Foster Wheeler adopted an improvement plan that focused on four key areas: ensuring a strong, sound backlog; establishing a project management system; improving its cash position and balance sheet; and scrutinizing discretionary spending. The operating performance portion of the plan concentrates on the quality and quantity of backlog, the execution of projects in order to achieve or exceed profit and cash targets and the optimization of all non-project related cash sources and uses. In connection with this plan, a group of outside consultants was hired for the purpose of carrying out a performance improvement intervention. The tactical portion of the performance improvement intervention concentrates on booking current projects, executing twenty-two "high leverage projects" and generating incremental cash from high leverage opportunities such as overhead reductions, procurement and accounts receivable. The systemic portion of the performance improvement intervention concentrates on sales effectiveness, estimating, bidding and project execution procedures.

        In conjunction with this initiative, and due to our significant leverage, we have reviewed various options to restructure our balance sheet to improve our overall capital structure. This exchange offer is the first step of this restructuring plan.

        In addition to this exchange offer, we are considering undertaking other transactions to reduce our leverage. Specifically, we expect to make an exchange offer to holders of the convertible subordinated notes issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC and to holders of the Robbins bonds of preferred shares of a newly formed subsidiary of FWPI Ltd. that would hold substantially all of the subsidiaries and assets of Foster Wheeler's European engineering and construction businesses. If the expected exchange offer is consummated, the preferred shares and the related guarantees being offered in this exchange offer would be structurally subordinated to the preferred shares issued in that second exchange offer with respect to the assets of Foster Wheeler's European engineering and construction business.

        On July 14, 2003, we amended our senior secured credit agreement to permit this exchange offer and the expected exchange offer for the convertible subordinated notes and the Robbins bonds.

        Foster Wheeler is also exploring the sale of one or more of its European operations. Proceeds from the sale of any of these assets would be used (1) to repay indebtedness under the senior secured credit agreement and hence reduce our total indebtedness and (2) for general corporate purposes. However, an asset sale of this type is not expected to improve Foster Wheeler Ltd.'s overall leverage ratio.

        Due to our significant leverage, we are continuing to review various additional options to restructure our balance sheet. Although no definitive plans have been finalized at this point, such additional options may include, among other things, debt for equity exchanges, debt for debt exchanges, equity for equity exchanges and additional asset sales. There can be no assurances, however, that we will be able to successfully effect any of these restructuring alternatives.

        Our structure, assuming consummation of this exchange offer for the trust securities and the expected exchange offer for the convertible subordinated notes and the Robbins bonds described above, will be as follows:

*
Expected to be issued in a separate exchange offer as part of the restructuring described above.

RISK FACTORS

        Before deciding whether to participate in the exchange offer, you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risk Factors Relating to Participating in the Exchange Offer and Receiving Preferred Shares

Foster Wheeler Holdings Ltd. may choose not to make, or may be prohibited from making, payments on the preferred shares.

        Foster Wheeler Holdings Ltd. may not declare dividends on the preferred shares on a current basis for so long as the preferred shares remain outstanding. The terms of the preferred shares do not require Foster Wheeler Holdings Ltd. to declare dividends on a current basis at any time, so you may not receive dividends unless and until the shares are redeemed.

        Foster Wheeler Holdings Ltd. will only declare dividends at the discretion of its board of directors. Under Bermuda law, dividends may not be declared or paid out of funds of Foster Wheeler Holdings Ltd. or distributions made out of contributed surplus, if there are reasonable grounds for believing that Foster Wheeler Holdings Ltd. is, or after such dividend or distribution is paid would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Holdings Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

        Under the terms of the senior secured credit agreement, we are permitted to declare and pay dividend payments on the preferred shares only to the extent that the aggregate each year of (1) all dividend payments on the preferred shares, (2) all dividend payments on the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and the Robbins bonds and (3) all dividend and interest payments on any trust securities, convertible subordinated notes and Robbins obligations that remain outstanding, are equal to or less than the aggregate amount that would have been payable under the trust securities, convertible subordinated notes and the Robbins obligations if the exchange offers were not consummated, which amount was equal to $20.2 million in 2003. Given that we do not currently pay dividends on the trust securities, we will only be able to make dividend payments on the preferred shares if and to the extent the convertible subordinated notes and Robbins bonds are exchanged in the expected exchange offer or payments thereon are otherwise reduced as part of our restructuring. Additionally, under the terms of the senior secured credit agreement, Foster Wheeler LLC will be prohibited from distributing funds, by dividend or otherwise, to Foster Wheeler Holdings Ltd. for its use to pay dividends, and Foster Wheeler Ltd. will be similarly prohibited from making payments under its guarantee, at any time that Foster Wheeler LLC is not in compliance with the covenants of the senior secured credit agreement.

        We have significant amounts of long-term debt maturing over the next several years. Our senior secured credit agreement matures in April 2005 under which approximately $128.6 million has been borrowed and $129 million of letters of credit have been posted as of June 27, 2003. We have $200 million of senior notes that mature in November 2005 and $210 million of convertible notes that mature in June 2007. When we are required to pay the principal amount on this debt upon maturity, we may not have sufficient funds available to pay dividends on the preferred shares.

        We are required to redeem the preferred shares, at the option of the holders of at least 25% in aggregate liquidation preference of the preferred shares, upon the occurrence of certain events. However, it is possible that we will not have sufficient funds upon the occurrence of these events to make the required redemption of the preferred shares. In addition, under the terms of the senior secured credit agreement, Foster Wheeler Inc. and FWPI Ltd. will be prohibited from making payments of the redemption price under their guarantees for so long as the senior secured credit agreement is in place which we expect will be until maturity in April 2005. Therefore, prior to making any such payments, we would need to obtain consent from the lenders under the senior secured credit agreement. In the event that any guarantor fails to make a payment when due under its guarantee because of this prohibition, this failure would constitute a breach of the terms of the guarantee and the preferred shares.

        In addition, the guarantees of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. will guarantee payment of dividends only to the extent that dividends are actually declared by Foster Wheeler Holdings Ltd. Consequently, the guarantors have no obligation to make payments with respect to dividends if Foster Wheeler Holdings has not declared them.

By tendering your trust securities in the exchange offer, you will be giving up your right to receive the accrued and unpaid dividends on the trust securities.

        In January 2002, Foster Wheeler LLC exercised its option to defer payments of interest on the junior subordinated debentures held by FW Preferred Capital Trust I. As the junior subordinated debentures are the only asset of FW Preferred Capital Trust I, dividends have been suspended on the trust securities since that date. As of June 27, 2003 total accrued and unpaid dividends were $4.11 for each $25 in aggregate liquidation amount per trust security. For each trust security that you exchange, you will receive one preferred share of Foster Wheeler Holdings Ltd. You will not receive any consideration for accrued and unpaid dividends on your trust securities.

If you participate in the exchange offer, you will be tendering a security with an aggregate liquidation amount of $25 per share and will be receiving a security with an aggregate liquidation preference of $    per share.

        The trust securities have an aggregate liquidation amount of $25 per trust security. Upon the liquidation or winding up of FW Preferred Capital Trust I, you would be entitled to receive $25, plus accrued and unpaid dividends, if any, for each trust security that you own. The preferred shares of Foster Wheeler Holdings Ltd. will have an aggregate liquidation preference of $    per share. Therefore, upon the liquidation or winding up of Foster Wheeler Holdings Ltd., you would only be entitled to receive $    , plus accrued and unpaid dividends, if any, for each preferred share that you own.

Holders of the trust securities who receive preferred shares in the exchange offer will lose their rights under the trust securities and the indenture relating to the underlying debentures.

        Upon tendering trust securities in the exchange offer for our preferred shares, holders of trust securities will lose the contractual and legal rights they currently have under the trust securities and will have different rights as preferred shareholders. For example, the holders of trust securities who tender their trust securities for preferred shares will lose their right to receive interest on the trust securities and any other rights they have under the declaration of trust or the indenture governing the underlying debentures. Furthermore, under most circumstances, the value of equity will likely react to changes in our fortunes with a higher degree of volatility than will the value of a trust security claim. Consequently, as preferred shareholders, the tendering holders of trust securities may suffer more from future adverse developments relating to our financial condition, results of operations or prospects than they would as holders of the trust securities.

In the future, we may acquire any trust securities that are not tendered in the exchange offer for considerations different than that in the exchange offer.

        In the future, we may acquire trust securities that are not tendered in the exchange offer through open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the preferred shares being exchanged for the trust securities under the exchange offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

The preferred shares and the guarantees will be structurally and contractually subordinated to a significant portion of our debt and other obligations which could limit your ability to recover amounts owed to you.

        Payment on the preferred shares will be structurally subordinated to all debt and other obligations of the non-guarantor sister subsidiaries and each of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries. Payment on the preferred shares will not be structurally subordinated to the debt and other obligations of Foster Wheeler Inc. and FWPI Ltd. because each of them is a guarantor. As of June 27, 2003, payment on the preferred shares of Foster Wheeler Holdings Ltd. would have been structurally subordinated to approximately $7.6 million of debt of Foster Wheeler Inc.'s and FWPI Ltd.'s subsidiaries, excluding approximately $200.6 million of limited recourse project debt of special purpose subsidiaries and approximately $61.0 million of capital lease obligations. As of June 27, 2003, the preferred shares would have ranked junior in right of payment to $328.6 million of debt guarantees by Foster Wheeler Holdings Ltd. consisting of its guarantee of the senior secured credit agreement and the senior notes. As of June 27, 2003, the non-guarantor sister subsidiaries had no outstanding debt.

        Foster Wheeler Ltd.'s guarantee will rank effectively junior to its secured indebtedness, including its guarantee of Foster Wheeler LLC's obligations under its senior secured credit agreement and its guarantee of obligations under Foster Wheeler LLC's $200 million of senior notes, to the extent of the assets securing such obligations. As of June 27, 2003, Foster Wheeler LLC and its co-obligors had drawn $128.6 million of the $128.6 million available under its senior secured credit agreement and had posted approximately $129.0 million of letters of credit of the $149 million available under the letter of credit facility that is a part of the senior secured credit agreement. Foster Wheeler Ltd.'s guarantee will also be structurally subordinated to all existing and future indebtedness and other obligations of Foster Wheeler Holdings Ltd., Foster Wheeler LLC, the non-guarantor sister subsidiaries and the subsidiaries of Foster Wheeler Inc. and FWPI Ltd. In addition, payment on Foster Wheeler Ltd.'s guarantee would have ranked equally with its other unsecured senior indebtedness, of which it had none as of June 27, 2003, and any payments Foster Wheeler Ltd. would be required to make pursuant to performance guarantees and trade payables. Foster Wheeler Ltd.'s guarantee will also rank equally with any unsecured obligations to fund payments resulting from judgments in asbestos litigations or settlements and would rank junior to such obligations to the extent secured by judgment liens or otherwise.

        Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank effectively junior to its respective secured indebtedness, including its guarantee of Foster Wheeler LLC's obligations under its senior secured credit agreement and its senior notes, to the extent of the assets securing such obligations. Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will also be structurally subordinated to all existing and future indebtedness and other obligations of its respective subsidiaries. In addition, each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank equally with its respective unsecured senior indebtedness, if any, in the future, and any payments Foster Wheeler Inc. or FWPI Ltd., as applicable, would be required to make pursuant to performance guarantees and trade payables. The guarantees by each of Foster Wheeler Inc. and FWPI Ltd. will also rank equally with any unsecured obligations to fund payments resulting from judgments in asbestos litigations or settlements and would rank effectively junior to such obligations to the extent secured by judgment liens or otherwise.

        If the expected exchange offer for Foster Wheeler Ltd.'s convertible subordinated notes and the Robbins bonds is consummated, as described under "Restructuring Plan," the preferred shares and the related guarantees will be structurally subordinated to the preferred shares issued in that exchange offer with respect to the assets of Foster Wheeler's European engineering and construction business.

Foster Wheeler Holdings Ltd. and the guarantors or their subsidiaries may incur additional obligations that rank senior to their obligations to you or may transfer assets to affiliates who are not obligated to make payments on the preferred shares which could limit your ability to recover amounts owed to you.

        Foster Wheeler Holdings Ltd., Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. may incur additional obligations that would rank senior, either structurally, by being secured, or, in the case of Foster Wheeler Holdings Ltd., by their terms, to their obligations to make payments in respect of the preferred shares or the guarantees. If any of these entities incur obligations that rank senior to the preferred shares or the guarantees, your ability to recover from Foster Wheeler Holdings Ltd. or to recover on the guarantees of Foster Wheeler Ltd., Foster Wheeler Inc. or FWPI Ltd. would be further limited. These obligations may be in the form of new debt, additional guarantees or, in the case of Foster Wheeler Holdings Ltd., senior equity or any form of obligation including debt, performance guarantees and trade payables. As of June 27, 2003, Foster Wheeler LLC and its co-obligors had drawn $128.6 million of the $128.6 million available under its senior secured credit agreement and had posted approximately $129.0 million of letters of credit of the $149 million maximum amount available under the letter of credit facility that is a part of the senior secured credit agreement. As of June 27, 2003 there were no amounts available for borrowing and $20 million available for the issuance of letters of credit under the senior secured credit agreement. All of the debt incurred under the senior secured credit agreement will rank structurally senior to the preferred shares.

        Other entities in the Foster Wheeler family of companies, including companies that own operating assets or are closer in the chain of ownership to operating assets than Foster Wheeler Holdings Ltd., Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd., may also incur obligations. These obligations, due to the location of the entity that incurred the obligation in our corporate structure, would be structurally senior to the preferred shares and to the guarantees of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. with respect to the assets held by the entity that incurred the obligation.

        In addition, Foster Wheeler Holdings Ltd. and the guarantors are not prohibited by the terms of the preferred shares or the guarantees from transferring assets to their affiliates who are not obligated to make payments on the preferred shares.

As holding companies, each of Foster Wheeler Holdings Ltd. and the guarantors is dependent upon distributions from its subsidiaries to service its debt and satisfy other obligations and there can be no assurance that payments from these subsidiaries will be sufficient to satisfy these obligations.

        The assets of Foster Wheeler Holdings Ltd., Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. consist primarily of the capital stock or other equity interests of their operating subsidiaries. Consequently, these entities' cash flow and ability to pay dividends and service their obligations are dependent upon the earnings of their subsidiaries and the distribution of those earnings to them, or upon loans, advances or other payments made by the subsidiaries to them. The ability of their subsidiaries to pay dividends or make other payments or advances to them will depend upon the operating results of those subsidiaries and will be subject to applicable laws and contractual restrictions contained in the instruments governing their indebtedness and other obligations. In particular, the senior secured credit agreement restricts these distributions. Also, some of our European subsidiaries are currently subject to minimum capitalization requirements in their jurisdictions of organization as well as other legal and contractual limitations on their ability to pay dividends or make distributions. Further, the repatriation of cash from our non-U.S. subsidiaries is subject to taxation that may be unfavorable or have the effect of further limiting our non-U.S. subsidiaries' payment of dividends or other distributions to us. Payments from subsidiaries of Foster Wheeler Holdings Ltd. or the guarantors may not be adequate to pay dividends or service their debt obligations.

You may not be able to sell your preferred shares.

        The preferred shares are a new issue of securities for which there is currently no trading market. We cannot predict whether an active trading market for the preferred shares will develop or be sustained. If an active market for the preferred shares fails to develop or be sustained, the trading price of the preferred shares could decrease. Even if an active trading market were to develop, the preferred shares could trade at prices that may be lower than the liquidation preference. Whether or not the preferred shares trade at lower prices depends on many factors, including:

  •
  our financial condition, historical financial performance and future prospects;

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  prevailing interest rates;

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  the markets for similar securities; and

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  general economic conditions.

Under federal, state and Bermuda statutes and law, a court could void the guarantees and require preferred shareholders to return payments received from the guarantors.

        Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws and Bermuda statutes and law, each of Foster Wheeler Ltd.'s, Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees could be voided or claims in respect of the guarantees could be subordinated to all other debts of that guarantor if a court determined, among other things, that the guarantor, at the time it incurred the obligation evidenced by the guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

If Foster Wheeler Ltd.'s common shares are delisted by the NYSE, the preferred shares and the trust securities would also be delisted which could result in a material adverse effect on the market price and liquidity of the preferred shares and the trust securities. The delisting of the preferred shares by the NYSE would also eliminate the preferred shareholders' right to elect directors to Foster Wheeler Holdings Ltd.'s board of directors after missed dividend payments.

        Foster Wheeler Ltd.'s common shares are listed on the NYSE under the symbol "FWC". The trust securities are listed on the NYSE under the symbol "FWC-A." There are a number of continuing requirements that must be satisfied in order for a company's stock to remain eligible for listing on the NYSE. These requirements include maintaining a total market capitalization and shareholders' equity of not less than $50 million and an average closing price of not less than $1.00 per share over a consecutive 30 day period. On March 18, 2003, we received a formal notice from the NYSE indicating that we were below the market capitalization and shareholders' equity standards. In addition, our ticker symbol has been designated with the letters "bc" indicating that we are below compliance with respect to these standards. We have submitted a business plan to the NYSE that demonstrates our current compliance with the market capitalization requirement and our plan to bring our shareholders' equity into compliance. On June 25, 2003, the NYSE informed us that it had approved our plan; however, there can be no assurance that our plan to return to compliance will be successful.

        If our common shares are delisted by the NYSE, the NYSE would also delist the preferred shares being offered in this exchange offer, as well as the trust securities. Such an event could have a material adverse effect on the market price of, and the liquidity of the trading market for, the preferred shares and the trust securities. If the preferred shares were delisted, we could seek to have the preferred shares traded through another exchange or quotation system, or through the pink sheets maintained by the National Quotation Bureau, Inc., but there can be no assurance that we will do so or that we would be successful in these efforts.

        Under NYSE rules, if Foster Wheeler Holdings Ltd. fails to declare and pay full accumulated dividends on the preferred shares in full for any six quarterly dividend periods, whether or not consecutive, and all such dividends remain unpaid, the size of Foster Wheeler Holdings Ltd.'s board of directors will be increased by two directors and the preferred shareholders would be entitled to elect these two directors until the full dividends outstanding on preferred shares are paid. If the preferred shares are not listed on the NYSE, these rules will not apply and the preferred shareholders will not have the ability to elect directors to Foster Wheeler Holdings Ltd.'s board of directors after missed dividend payments.

        In addition, so long as the preferred shares are listed on the NYSE or quoted on the OTC Bulletin Board or the Pink Sheets, we expect that they will be freely transferable pursuant to a blanket consent we expect to receive from the Bermuda Monetary Authority, or BMA. If the preferred shares are not listed on the NYSE or another approved stock exchange under the Companies Act or quoted on the OTC Bulletin Board or the Pink Sheets, the consent of the BMA would need to be obtained prior to every transfer or issuance of shares. Although we may apply for and receive a consent from the BMA to allow the free transferability of the preferred shares despite a delisting or lack of quotations on the OTC Bulletin Board or the Pink Sheets, the BMA may not grant such a consent if the preferred shares are not listed on the NYSE or another approved stock exchange under the Companies Act or quoted on the OTC Bulletin Board or the Pink Sheets.

Each of Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        Foster Wheeler Holdings Ltd., the issuer of the preferred shares, as well as Foster Wheeler Ltd. and FWPI Ltd., both of which are guarantors, are Bermuda exempted companies. As a result, the rights of holders of the preferred shares will be governed by Bermuda law and the memorandum of association and bye-laws of Foster Wheeler Holdings Ltd. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Some of the directors of these companies and the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of the assets of these companies are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against these entities or those persons based on the civil liability provisions of the U.S. securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, under the securities laws of those jurisdictions or entertain actions in Bermuda under the securities laws of other jurisdictions.

Foster Wheeler Holdings Ltd.'s bye-laws restrict shareholders from bringing legal action against its officers and directors.

        Foster Wheeler Holdings Ltd.'s bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Foster Wheeler Holdings Ltd.'s behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Foster Wheeler Holdings Ltd.'s officers and directors unless the act or failure to act involves fraud or dishonesty.

Risks to Non-Tendering Holders of Trust Securities

U.S. holders of trust securities will continue to recognize original issue discount income.

        Foster Wheeler LLC is prohibited by the terms of its senior secured credit agreement from making payments in respect of the trust securities. Therefore, Foster Wheeler LLC will be required to continue to defer payments on the junior subordinated debentures at least until the expiration of the senior secured credit agreement in April 2005 and may at its option defer payments until January 2007. Any credit agreement that replaces Foster Wheeler LLC's current senior secured credit agreement may contain similar restrictions requiring Foster Wheeler LLC to defer payments with respect to the trust securities.

        Under current tax regulations, U.S. holders of trust securities will continue to recognize original issue discount on an economic accrual basis regardless of such holders' method of tax accounting, even though Foster Wheeler LLC will continue to exercise its right to defer payments.

Holders of trust securities who do not participate in the exchange offer will be subject to the indenture, as amended, which will significantly limit the rights of holders of trust securities.

        The proposed amendments would, among other things, eliminate from the indenture and the guarantee agreement, the covenants prohibiting Foster Wheeler LLC from making dividend payments in respect of its capital stock at any time when, as is currently the case, it has exercised its right to defer its obligation to pay interest on the junior subordinated debentures. Under the amended indenture, Foster Wheeler LLC would be permitted to use its available funds to pay dividends to Foster Wheeler Holdings Ltd., which could then pay cash dividends to holders of preferred shares with those funds, while Foster Wheeler LLC continued to defer its obligation to pay interest on the junior subordinated debentures.

        If adopted, the proposed amendments would eliminate from the indenture the requirement that Foster Wheeler LLC be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. corporation. Therefore, if a business combination involving Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. entity which could make it difficult for holders of trust securities to effect service of process on the non-U.S. entity or to enforce liabilities predicated upon U.S. securities laws. Such surviving entity may not actually make any payments in respect of the junior subordinated debentures, and, if it failed to do so, the trust would not have sufficient funds to make any dividend payments to holders of the trust securities.

        In addition, the proposed amendments would eliminate from the indenture the requirement that Foster Wheeler LLC deliver a certificate to the trustee stating whether any events of defaults under the indenture have occurred and whether it is in compliance with the indenture, as well as the requirement to deliver copies of all reports and other information that Foster Wheeler Ltd. files with the SEC. In addition, the proposed amendments would eliminate certain events of default, other than a payment default or a default upon bankruptcy, that would entitle the trustee to accelerate interest and principal payments under the junior subordinated debentures and that specify other remedies available to you upon the occurrence of an event of default. Without the protection afforded by such covenants, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture.

If you do not participate in this exchange offer, the market for your trust securities may be less liquid than before the exchange offer and the market value of your trust securities may be lower.

        The exchange of trust securities for preferred shares will reduce the number of holders of trust securities and the number of trust securities that would otherwise trade publicly and, depending upon the number of trust securities so exchanged, could adversely affect the liquidity and market value of the remaining trust securities held by the public. Furthermore, the trust securities would not be eligible to remain listed on the NYSE if, following the completion of the exchange offer, the number of outstanding trust securities is less than 1,000,000, there are less than 400 holders or the aggregate market value of the outstanding trust securities is less than $4 million. If the trust securities were delisted from the NYSE, it is possible that the trust securities would be traded in the over-the-counter market and that price quotations would be reported. However, such an over-the-counter market may not develop, and the extent of the public market for the trust securities and the availability of such quotations would depend upon such factors as the number of holders of trust securities remaining at such time, the interest on the part of securities firms in maintaining a market in the trust securities and the possible termination of registration of the trust securities under the Exchange Act. We do not intend to seek to list the trust securities on any other exchange or to take any action to enable them to trade through the pink sheets.

The guarantees of the preferred shares by Foster Wheeler Inc. and FWPI Ltd. to be issued in this exchange offer will rank senior to the trust securities that remain outstanding.

        The guarantees of the preferred shares by Foster Wheeler Inc. and FWPI Ltd. will be structurally senior to the trust securities and the related junior subordinated debentures not exchanged in this exchange offer. Thus, upon liquidation or winding up of Foster Wheeler Inc. or FWPI Ltd., the holders of preferred shares will receive payments before the holders of the trust securities.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.'s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

        The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 27, 2002, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our maintaining credit facilities and bonding capacity adequate to conduct our business. We incurred significant losses in each of the years in the two-year period ended December 27, 2002 and in the quarter ended June 27, 2003, and had a shareholder deficit of approximately $844.2 million at June 27, 2003. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, we amended the new agreement to provide covenant relief of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63 million in pretax charges related to specific contingencies could be excluded from the covenant calculation through December 31, 2003, if incurred. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during the remainder of 2003 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern.

We might not be able to implement our financial restructuring plan and might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

        Our planned restructuring contemplates this exchange offer, the expected exchange offer for Foster Wheeler Ltd.'s convertible subordinated notes and the Robbins bonds and possible sales of assets, including the sale of one or more of our European operations. We may not be able to complete the components of our restructuring plan on acceptable terms, or at all. Even if we complete our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to reform our business operations, including our contracting and execution process, to remain a going concern.

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

        Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of June 27, 2003, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of $1,091.5 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. As of June 27, 2003, we had cash, cash equivalents, short-term investments and restricted cash of approximately $419.3 million, of which approximately $341.6 million was held by our non-U.S. subsidiaries. We require cash distributions from our non-U.S. subsidiaries to meet an anticipated $75 million to $125 million of our U.S. operations' minimum working capital needs in 2003. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdictions of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern.

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

        We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 62% of our fiscal year 2002 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

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  uncertain political, legal and economic environments;

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  potential incompatibility with foreign joint venture partners;

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  foreign currency controls and fluctuations;

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  energy prices;

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  terrorist attacks against facilities owned or operated by U.S. companies;

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  war and civil disturbances; and

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  labor problems.

        Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and debt obligations from the Robbins facility exit funding agreement. As of June 27, 2003, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1,091.5 million, $200.6 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $128.6 million of debt under the senior secured credit agreement, $200 million of debt under the senior notes, $210 million of convertible subordinated notes, $175 million of trust securities and $109 million of Robbins obligations. In addition, our senior secured credit agreement requires us either to repay $100 million of indebtedness thereunder by March 31, 2004 or in the alternative pay a fee of up to approximately $14 million and increase our annual interest rate on our borrowings thereunder by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. We may not have sufficient funds available to pay any of this long-term debt upon maturity.

        Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness. In addition, certain of our borrowings are at variable rates of interest that expose us to the risk of a rise in interest rates. Our debt service payment obligations for 2003 total $110 million. If the interest rate on our variable rate debt were to increase by 1%, our annual debt service payment obligations would increase by $1.5 million.

Our various debt agreements and the preferred shares to be offered in the expected exchange offer for the convertible subordinated notes and the Robbins bonds impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

        Our various debt agreements impose, and the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and the Robbins bonds will impose, significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement would have a material adverse effect on our financial condition and operations and result in defaults under the terms of the following indebtedness: our senior notes, our convertible subordinated notes, the trust securities, the Robbins obligations, the sale/leaseback agreement, and certain of the special-purpose project debt that would allow such debt to be accelerated. We would not be able to repay such indebtedness, if accelerated and as a consequence may be unable to continue operating as a going concern.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business will be materially adversely affected.

        It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide security to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

        Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

Our current and future lump-sum, or fixed price, contracts may result in significant losses if costs are greater than we anticipate.

        Many of our contracts are lump-sum contracts that are inherently risky because we agree to the costs of the project at the time we enter the contracts based on our estimates and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In 2002 and 2001, we took charges of approximately $216 million and $160 million, respectively, relating to underestimated costs and post-completion warranty obligations on lump-sum contracts. We also assume the project's technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

  •
  unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

  •
  changes in the costs of components, materials or labor;

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  difficulties in obtaining required governmental permits or approvals;

  •
  changes in local laws and regulations;

  •
  changes in local labor conditions;

  •
  project modifications creating unanticipated costs;

  •
  delays caused by local weather conditions; and

  •
  our suppliers' or subcontractors' failure to perform.

        These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

        In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management actions and performance interventions. This plan may not be successful, we may record significant charges in the future and our operating costs may increase in the future.

We have high working capital requirements and will be required to refinance indebtedness within the next two years and may have difficulty obtaining financing which would have a negative impact on our financial condition.

        Our business requires a significant amount of working capital and our U.S. operations are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. We may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, Foster Wheeler LLC's senior notes and our senior secured credit agreement mature in November 2005 and April 2005, respectively, and will need to be repaid or refinanced. As a result, we are subject to risks associated with debt financing, including increased interest rate expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

        Our working capital requirements may increase when we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued increases in working capital requirements would materially harm our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

        The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and earnings.

        Backlog in the second quarter of 2003 declined 41.4% as compared to the second quarter of 2002. Although we believe this decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects in our North American unit that were booked in 2001 and executed in 2002, our backlog in our European operations also declined during that period. Backlog may continue to decline.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

        Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court informal claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

  •
  the rate at which new claims are filed;

  •
  the number of new claimants;

  •
  changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

  •
  increases in legal fees or other defense costs associated with these claims;

  •
  increases in indemnity payments as a result of more expensive medical treatments for asbestos-related diseases;

  •
  bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

  •
  adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

  •
  changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

  •
  enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

        The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through 2018. We believe that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

        Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment, could also be used and might project higher numbers of future claims than our forecast.

        All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We plan to update our forecasts periodically to take into consideration future claims experience and other developments, such as legislation, that may affect our estimates of future asbestos-related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos-related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse affect on our financial condition.

        We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of June 27, 2003, includes as an asset an aggregate of approximately $555.7 million in probable insurance recoveries relating to (1) liability for pending and expected future asbestos claims through 2018 and a liability related to probable losses on asbestos-related claims of approximately $473.8 million and (2) recovery of amounts funded by us for which we are waiting for reimbursement. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred in connection with resolving asbestos claims. Effective June 13, 2001, the interim funding agreement was terminated by certain of the insurers. On February 13, 2001, litigation was commenced against us by these insurers seeking to recover from other insurers and us amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our insurance policies.

        As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make future payments, or to buyout certain insurance policies. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

        Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos-related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos-related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

  •
  disputes regarding allocations of liabilities among us and the insurers;

  •
  the effect of deductibles and policy limits on available insurance coverage; and

  •
  the characterization of asbestos claims brought against us as product-related or non-product-related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

        In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least one of our significant insurers which is currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

        Project claims increased as a result of the increase in lump-sum contracts between the years 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner-caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner-caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

        We recently reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims, and poor economic conditions. As of June 27, 2003, we had $9.5 million of outstanding claims. In 2002 and 2001, we recorded approximately $136 million and $37 million, respectively, in pre-tax contract-related charges as a result of claims reassessment. We continue to pursue these claims, but we may not recover the full amount of the claims, or anything at all.

        We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write-downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

        We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

        We operate in more than 30 countries around the world, with approximately 6,300, or 70%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

        We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic U.S., including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors' more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure to attract and retain qualified personnel could have an adverse effect on us.

        Our ability to attract and retain qualified engineers and other professional personnel will be an important factor in determining our future success. The market for these professionals is competitive, and we may not be successful in our efforts to attract and retain these professionals. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

        Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery

Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Energy Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

        We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on management's assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading "Risk Factors" and the following, could cause our business conditions and results to differ materially from what is contained in forward-looking statements:

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environment;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in estimates made by us of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with debt covenants;

  •
  monetization of certain power systems facilities;

  •
  implementation of our restructuring plan;

  •
  recoverability of claims against customers and others; and

  •
  changes in estimates used in its critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

        We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

CAPITALIZATION

        The following table shows the consolidated capitalization of Foster Wheeler Ltd. and its subsidiaries as of June 27, 2003:

  •
  on an actual historical basis,

  •
  as adjusted to give effect to the completion of this exchange offer, assuming that 85% of the trust securities are exchanged, and

  •
  as further adjusted to give effect to the completion of the expected exchange offer for Foster Wheeler Ltd.'s convertible subordinated notes and the Robbins bonds described under "Restructuring Plan", assuming that 85% of those notes and obligations are exchanged.

        You should read this information together with the consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus. We believe that the expected exchange offer for the convertible subordinated notes and the Robbins bonds is probable. However, this exchange offer is not conditioned upon that exchange offer. You should read "Unaudited Pro Forma Condensed Consolidated Financial Information" for more information.

	Actual	As Adjusted for this Exchange Offer		As Further Adjusted for the Proposed Convertible Subordinated Notes and Robbins Obligations Exchange Offer
	(in thousands of dollars)
Cash and cash equivalents:
Unrestricted	370,487	370,487		370,487
Restricted	48,521	48,521		48,521

Total cash and cash equivalents	419,008	419,008		419,008

Short-term debt:
Current installments on long-term debt	27,661	27,661		26,318
Bank loans	442	442		442

Total short-term debt	28,103	28,103		26,760

Long-term debt:
Senior secured credit facility	128,555	128,555		128,555
Other debt	6,766	6,766		6,766
6.75% senior notes due 2005	200,000	200,000		200,000
Special-purpose project debt less current installments	175,690	175,690		175,690
Capital lease obligations	60,144	60,144		60,144
Subordinated Robbins exit funding obligations less current	107,285	107,285		16,092
6.50% convertible subordinated notes due 2007	210,000	210,000		31,500
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures	175,000	26,250		26,250

Total long-term debt	1,063,440	914,690		644,997

Total debt	1,091,543	942,793		671,757

Minority interest in equity of consolidated affiliates	23,937
Shareholders' deficit:
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued	40,772	40,772		40,772
Preferred shares: 1,500,000 shares authorized, $1.00 par value; none issued
Paid-in capital	201,841	201,841		201,841
Retained earnings (deficit)	(703,149)		(1)		(2)
Accumulated other comprehensive income	(383,665)	(383,665)		(383,665)

Total shareholders' deficit	(844,201)	(	)	(	)

Total capitalization	271,279	295,717		295,717

(1)
Includes gain associated with cancellation of dividends payable and related interest $28,750 × 85%= $24,438 and $             related to the gain on exchange.

(2)
Includes gain on exchange.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma income statement for the six months ended June 27, 2003 and the unaudited pro forma income statement for the year ended December 27, 2002 give effect to the events discussed below as if each had occurred on December 29, 2001, the first day of our 2002 fiscal year. The unaudited pro forma balance sheet gives effect to the following events as if each event had occurred on June 27, 2003:

  •
  the exchange of preferred shares of Foster Wheeler Holdings Ltd. for trust securities on the terms and conditions described in this prospectus; and

  •
  the expected exchange of Foster Wheeler Ltd.'s convertible subordinated notes and the Robbins bonds for preferred shares of a newly formed subsidiary of FWPI Ltd., as described under "Restructuring Plan," assuming a market value and liquidation preference of $                  per share and that each $1000 in principal amount of the convertible subordinated notes is exchanged for                        preferred shares and each $                  in principal amount of the Robbins bonds is exchanged for                        preferred shares,

assuming in each case that 85% in aggregate liquidation amount or principal amount, as the case may be, of each of the trust securities, convertible subordinated notes and Robbins bonds are exchanged.

        The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

        You should read this information together with the consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus. We believe that the expected exchange offer for the convertible subordinated notes and the Robbins bonds is probable. However, this exchange offer is not conditioned upon that exchange offer.

Pro Forma Balance Sheet (Unaudited)
(In millions)

	June 27, 2003	Pro Forma Adjustments(1)		Subtotal	Pro Forma Adjustments(7)		Pro Forma June 27, 2003
Cash, cash equivalents and short-term investments	370.8			370.8			370.8
Account and notes receivable, net	564.8			564.8			564.8
Contracts in process and inventories	213.3			213.3			213.3
Prepaid expenses, prepaid, deferred and refundable income taxes	72.6			72.6			72.6

Total current assets	1,221.5	—		1,221.5	—		1,221.5

Land, buildings and equipment	731.0			731.0			731.0
Less accumulated depreciation	360.8			360.8			360.8

Net book value	370.2			370.2			370.2

Asbestos-related insurance recovery receivable	520.7			520.7			520.7
Other assets	558.5			558.5			558.5

Total assets	2,670.9	—		2,670.9	—		2,670.9

Current installments on long-term debt and bank loans	28.1			28.1	(1.3	)(8)	26.8
Accounts payable and accrued expenses	608.5	(24.4	)(2)	584.1			584.1
Estimated cost to complete long-term contracts	596.9			596.9			596.9
Other current liabilities	138.0			138.0			138.0

Total current liabilities	1,371.5	(24.4	)(2)	1,347.1	(1.3	)(8)	1,345.8

Corporate and other debt less current installments	571.1			571.1			571.1
Pension, post retirement and other employee benefits	477.2			477.2			477.2
Asbestos-related liability	481.2			481.2			481.2
Other liabilities (excluding monthly minority interest)	97.9			97.9			97.9
Subordinated Robbins exit funding obligations	107.3			107.3	(91.2)		16.1
Convertible subordinated notes	210.0			210.0	(178.5	)(8)	31.5
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175.0	(148.8)	(3)	26.2			26.2

Total liabilities	3,491.2	(173.2)		3,318.0	(271.0)		3,047.0

Minority interest in equity of consolidated affiliates	23.9		(3)			(8)

Shareholders Deficit:
Common stock	40.8			40.8			40.8
Paid-in capital	201.8			201.8			201.8
Retained earnings (deficit)	(703.1)
Accumulated other comprehensive loss	(383.7)		(4)	(383.7)		(9)	(383.7)

Total shareholders' deficit	(844.2)		(5)(6)			(10)(11)

Total liabilities and shareholders' deficit	2,670.9	(173.2)		2,778.8	(271.0)		2,728.8

Notes to pro forma condensed balance sheet (unaudited)

(1)
The pro forma balance sheet has been prepared to reflect the exchange of the trust securities for the    % cumulative preferred shares of Foster Wheeler Holdings Ltd.

(2)
Assumes 85% of the accumulated dividends are subject to the exchange offer.

(3)
Assumes exchange of 85% of the outstanding trust securities.

(4)
Resulting net gain on exchange.

(5)
An increase of 1% in the quantity exchanged would reduce the shareholders' deficit by $            and correspondingly a 1% decrease would increase the deficit by $        .

(6)
If 100% of the trust securities are exchanged, shareholders' deficit would be $        .

(7)
The pro forma balance sheet has been prepared to reflect the expected exchange of the convertible subordinated notes and the Robbins bonds for    % cumulative preferred shares of FW European E&C Ltd.

(8)
Assumes exchange of 85% of the outstanding convertible subordinated notes and the Robbins bonds (short-term portion $1.6).

(9)
Resulting net gain on exchange.

(10)
An increase of 1% in the quantity exchanged would reduce the shareholders' deficit by $            and correspondingly a 1% decrease would increase the deficit by $        .

(11)
If 100% of each of the trust securities, the convertible subordinated notes and the Robbins bonds are exchanged, shareholders' deficit would be $        .

Pro Forma Income Statement (Unaudited)
(In millions, except per share amounts)

	For the Six months ended June 27, 2003	Pro Forma Adjustments(1)		Sub-total	Pro Forma Adjustments(5)		Pro Forma Combined Six Months Ended June 27, 2003
Operating revenues	$1,706.3			$1,706.3			$1,706.3
Other income	40.3			40.3			40.3

Total revenues and other income	1,746.6			1,746.6			1,746.6

Cost of operating revenues	1,586.3			1,586.3			1,586.3
Selling, general and administrative expenses	99.1			99.1			99.1
Other deductions	46.9			46.9			46.9
Interest expense	35.8			35.8	9.8	(6)	26.0
Dividends on preferred securities of subsidiary trust	8.9	7.6	(2)	1.3			1.3

Total costs and expenses	1,777.0

Income (loss) before taxes	(30.4)
Provision for income taxes	14.4			14.4			14.4
Minority interest in net earnings of consolidated affiliates	(4.4)		(3)			(7)

Net (loss) income	(49.2)

Income (loss) available to common shareholders	(49.2)		(4)			(8)

Basic and diluted (loss) income per share	(1.20)
Weighted average number of shares outstanding (in thousands)	41,039			41,039			41,039

(1)
The pro forma income statement has been prepared to reflect the exchange of the trust securities but does not reflect the gain on exchange for the    % cumulative preferred shares of Foster Wheeler Holdings Ltd.

(2)
Assumes that 85% of the trust securities are exchanged and the corresponding dividends on the trust securities are eliminated.

(3)
Dividend requirements related to the $            of    % Foster Wheeler Holdings Ltd. preferred shares.

(4)
If 100% of the trust securities are exchanged, income available to common shareholders would be $        .

	1% Increase	1% Decrease
Dividends on preferred security of trust
Dividends on preferred shares of Foster Wheeler Holdings Ltd.
Income (loss) available to common shareholders
(5)
The pro forma income statement has been prepared to reflect the expected exchange of the convertible subordinated notes and the Robbins bonds for    % cumulative shares of FW European E&C Ltd.

(6)
Assumes that 85% of the convertible subordinated notes are exchanged and the Robbins bonds and the corresponding interest expense are eliminated.

(7)
Dividend requirements related to the $            of    % FW European E&C Ltd. preferred shares.

(8)
If 100% of each of the trust securities, the convertible subordinated notes and the Robbins bonds are exchanged, income available to common shareholders would be $        .

	1% Increase	1% Decrease
Interest expense on convertible subordinated notes and the Robbins bonds
Dividends on preferred shares of FW European E&C Ltd.
Income (loss) available to common shareholders

Pro Forma Income Statement (Unaudited)
(In millions, except per share amounts)

	Year Ended December 27, 2002	Pro Forma Adjustments(2)		Sub-total	Pro Forma Adjustments(6)		Pro Forma Combined Year Ended December 27, 2002
Operating revenues	$3,519.2			$3,519.2			$3,519.2
Other income	55.3			55.3			55.3

Total revenues and other income	3,574.5	0.0		3,574.5	0.0		3,574.5

Cost of operating revenues	3,426.9			3,426.9			3,426.9
Selling, general and administrative expenses	226.5			226.5			226.5
Other deductions	193.2			193.2			193.2
Interest expense	66.4			66.4	(18.5	)(7)	47.9
Dividends on preferred security of subsidiary trust	16.6	(14.1	)(3)	2.5			2.5

Total costs and expenses	3,929.6

Income (loss) before taxes	(355.1)
Provision for income taxes	14.7			14.7			14.7
Minority interest in net earnings of consolidated affiliates	(5.0)		(4)			(8)

Net (loss) income prior to cumulative effect of change in accounting principle(1)	(374.8)

Income (loss) available to common shareholders prior to cumulative effect of change in accounting principle(1)	$(374.8)		(5)			(9)

Basic and diluted (loss) income per share prior to cumulative effect of change in accounting principle(1)	$(9.15)
Weighted average number of shares outstanding (in thousands)	40,957			40,957			40,957

(1)
The company recorded the cumulative effect of change in accounting principle related to FAS 142 "Goodwill and Other Intangible Assets", which was $150.5 million.

(2)
The pro forma income statement has been prepared to reflect the exchange of the trust securities but does not reflect the gain on exchange for the    % cumulative preferred shares of Foster Wheeler Holdings Ltd.

(3)
Assumes that 85% of the trust securities are exchanged and the corresponding dividends on the trust securities are eliminated.

(4)
Dividend requirements related to the $            of    % Foster Wheeler Holdings Ltd. preferred securities.

(5)
If 100% of the trust securities are exchanged, income available to common shareholders would be $        .

	1% Increase	1% Decrease
Dividends on preferred security of trust
Dividends on preferred shares of Foster Wheeler Holdings Ltd.
Income (loss) available to common shareholders
(6)
The pro forma income statement has been prepared to reflect the expected exchange of the convertible subordinates notes and the Robbins bonds for    % cumulative preferred shares of FW European E&C Ltd.

(7)
Assumes that 85% of the convertible subordinated notes are exchanged and the Robbins bonds and the corresponding interest expense are eliminated.

(8)
Dividend requirements related to the $            of    % FW European E&C Ltd. preferred shares.

(9)
If 100% of each of the trust securities, the convertible subordinated notes and the Robbins bonds are exchanged, income available to common shareholders would be $        .

	1% Increase	1% Decrease
Interest expense on convertible subordinated notes and the Robbins bonds
Dividends on preferred shares of FW European E&C Ltd.
Income (loss) available to common shareholders

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

											Six Months Ended June 27, 2003 on a pro forma basis for this exchange offer(4)
	Fiscal Year
									Six Months Ended June 27, 2003
	1998	1999		2000	2001		2002
Ratio of earnings to fixed charges(1)(2)(3)	1.32	—	(3)	1.47	—	(3)	—	(3)	—	(3)

(1)
Includes in years 1999, 2000, 2001 and 2002 dividends on preferred securities of a subsidiary trust of $15.2 million, $15.8 million, $15.8 million and $16.6 million, respectively, and includes in the six-month period ended June 27, 2003 $4.4 million. The pro forma results include $            reduction in dividends on the trust securities offset by $            of dividends attributable to the preferred shares.

(2)
Includes increase in the tax valuation allowance of $197.0 million in year 2001, $175.6 million in year 2002 and $25.1 million for the six months ended June 27, 2003.

(3)
Earnings are inadequate to cover fixed charges by $207.7 in 1999, $216.1 in 2001 and $363.4 in 2002. The yearly coverage deficiencies was $33.2 million in the six months ended June 27, 2003. The pro forma coverage deficiency is $                   million.

(4)
Assumes that 85% of the trust securities are exchanged in this exchange offer.

        The numerator of the above ratio consists of the following:

  •
  net earnings (loss) prior to cumulative effect of change in accounting principle, plus

  •
  the provision (benefit) for income taxes, plus

  •
  fixed charges, minus

  •
  capitalized interest, plus

  •
  capitalized interest amortized, minus

  •
  equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

        Fixed charges include the sum of the following:

  •
  interest expensed and capitalized,

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness,

  •
  imputed interest on non-capitalized lease payments, and

  •
  preference security dividend requirements of consolidated subsidiaries (pro forma only).

        There were no preferred shares outstanding during any of the periods before the current pro forma and therefore the consolidated ratio of earnings to fixed charges and combined fixed charges and preferred share dividend requirements would have been the same as the consolidated ratio of earnings to fixed charges and combined fixed charges for each period indicated.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the preferred shares in exchange for the trust securities. We intend to hold the trust securities we receive in the exchange offer until all of the trust securities are retired.

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

Background and Purpose of the Exchange Offer

        The purpose of the exchange offer and consent solicitation is to exchange the trust securities for the preferred shares to reduce our debt, improve Foster Wheeler Ltd.'s overall capital structure and allow Foster Wheeler Holdings Ltd. to make dividend payments on the preferred shares while Foster Wheeler LLC continues to defer payments in respect of the trust securities that are not tendered to us.

        In response to its significant leverage and liquidity issues, in early 2002, Foster Wheeler began considering alternatives to addressing these issues. The board considered two basic options: restructuring its balance sheet and reorganization. The balance sheet restructuring includes this exchange offer and the proposed exchange offer for the convertible notes and the Robbins bonds in conjunction with an asset sale. By exchanging preferred shares with a liquidation preference of $      per share for trust securities with a liquidation amount of $25 per trust security, Foster Wheeler expects to reduce its overall debt. Foster Wheeler Ltd.'s board also generally considered a negotiated pre-arranged plan of reorganization in which Foster Wheeler would negotiate settlements with its major creditors prior to implementation of such plan of reorganization. Although it continually reassesses its alternatives, based on the facts, the board decided to pursue the restructuring.

        Following consummation of the exchange offer, Foster Wheeler LLC will no longer have any payment obligations with respect to trust securities that are exchanged in the exchange offer because such trust securities will be held by Foster Wheeler Holding Ltd., the parent company of Foster Wheeler LLC and, under U.S. generally accepted accounting principles will not be deemed to be outstanding. By exchanging your trust securities, you will be giving up the right to receive accrued and unpaid dividends on the trust securities. In addition, we intend to treat the preferred shares as equity (as opposed to debt) for U.S. Federal income tax purposes on which accrual of stated dividend income (using original issue discount principles) is not required. If this treatment is respected, U.S. holders generally will not be required to recognize income on the preferred shares absent actual payment. If, however, this treatment is not respected, U.S. holders would be required to accrue stated dividend income (using original issue discount principles), although to the extent Foster Wheeler Holdings Ltd. pays full cash dividends on the preferred shares, U.S. holders of preferred shares would receive comparable amounts of cash distributions. Holders of the trust securities that are not tendered to us will continue to recognize original issue discount income and will not receive dividend payments until at least 2005 because of restrictions contained in our senior secured credit agreement. In addition, pursuant to the terms of the junior subordinated debentures, Foster Wheeler LLC may defer interest payments on the junior subordinated debentures until January 2007. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007.

Terms of the Exchange Offer

  General

        Foster Wheeler Holdings Ltd. is offering to issue up to seven million of its preferred shares that will be guaranteed by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. in exchange for any and all of the seven million issued and outstanding trust securities. For each trust security that you validly tender in the exchange offer, you will receive one preferred share of Foster Wheeler Holdings Ltd. You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange any or all of your trust securities in the exchange offer in increments of $25 in liquidation amount. As described below, if you choose to tender any portion of your trust securities, you will be deemed to have consented to the proposed amendments.

        On the expiration date, Foster Wheeler Holdings Ltd. will accept all validly tendered trust securities and consents which are not withdrawn or revoked before 5:00 p.m., New York City time.

        This prospectus, together with the Letter of Transmittal and Consent, is being sent to you and to others whom Foster Wheeler Holdings Ltd. believes to have beneficial interests in the trust securities.

        You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the amended and restated declaration of trust. We intend to conduct the exchange offer in compliance with the requirements of the Exchange Act and the rules and regulations of the SEC.

        Foster Wheeler Holdings Ltd. reserves the right to purchase or make offers for any trust securities that remain outstanding after the expiration date, including by having a subsequent offering period or to terminate the exchange offer and consent solicitation and, to the extent permitted by applicable law, purchase trust securities in the open market in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could (except in the case of a subsequent offering period) differ from the terms of this exchange offer.

        Foster Wheeler Holdings Ltd. is not aware of any jurisdiction where the making of the exchange offer or the consent solicitation is not in compliance with the laws of such jurisdiction. If Foster Wheeler Holdings Ltd. becomes aware of any jurisdiction where the making of the exchange offer or the consent solicitation would not be in compliance with such laws, the exchange offer and the consent solicitation will not be made to (nor will tenders of trust securities or delivery of consents be accepted from or on behalf of) a holder residing in such jurisdiction.

  No Fractional Entitlements

        Foster Wheeler Holdings Ltd. is offering to exchange one preferred share for each trust security. You may tender all or a portion of your trust securities, but only in minimum increments of $25 in liquidation amount. You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer.

  Acceptance and Delivery of Preferred Shares; Other Settlement Matters

        As further described in, and otherwise qualified by, this prospectus, Foster Wheeler Holdings Ltd. will accept all trust securities validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The acceptance for exchange of trust securities validly tendered and the delivery of preferred shares will be made promptly after the expiration date. Foster Wheeler Holdings Ltd. will deliver the preferred shares promptly after the expiration of the exchange offer.

        Foster Wheeler Holdings Ltd. will have accepted your validly tendered trust securities when it has given oral or written notice to the exchange agent, which will occur promptly after the expiration date. The exchange agent will act as agent for you for the purpose of receiving the preferred shares from us. If Foster Wheeler Holdings Ltd. does not accept your tendered trust securities for exchange because of an invalid tender or another valid reason, Foster Wheeler Holdings Ltd. will return the trust securities, without expense, to you promptly after the expiration date.

        In consideration for issuing the preferred shares as contemplated in this prospectus, Foster Wheeler Holdings Ltd. will receive the trust securities tendered for exchange. The trust securities surrendered in exchange for the preferred shares will not be reissued or resold. We intend to hold the trust securities we receive in the exchange offer until all of the trust securities are retired.

        Foster Wheeler Holdings Ltd. expressly reserves the right to terminate the exchange offer and consent solicitation and not accept for exchange any trust securities not previously accepted for exchange if any of the conditions set forth under "—Conditions to the Exchange Offer" have not been satisfied or waived by Foster Wheeler Holdings Ltd. or at its option for any reason on or before 5:00 p.m., New York City time, on the expiration date. In all cases, exchange of the trust securities accepted for exchange and payment of the preferred shares will be made only after timely receipt by the exchange agent of certificates representing the original trust securities and consent to the proposed amendments, or by confirmation of book-entry transfer, together with a properly completed and duly executed Letter of Transmittal and Consent, a manually signed facsimile of the Letter of Transmittal and Consent, or satisfaction of DTC's ATOP procedures, and any other documents required by the Letter of Transmittal and Consent.

Consent Solicitation

        Foster Wheeler LLC is soliciting your consent to amend the indenture and the guarantee agreement to permit Foster Wheeler LLC to, among other things, pay cash dividends during an interest deferral period. The combined terms of the guarantee agreement and the indenture require that 66 2/3% of the aggregate liquidation amount of the trust securities consent to the amendments. Foster Wheeler Holdings Ltd. could then use those funds to make dividend payments on the preferred shares that it will issue in exchange for the trust securities. Foster Wheeler LLC has been prohibited from paying dividends since it began deferring payments on the junior subordinated debentures. The proposed amendments will not require that Foster Wheeler LLC resume making payments on the junior subordinated debentures. See "The Proposed Amendments" below for a description of the proposed amendments to the indenture and the guarantee agreement and see "—Conditions to the Exchange Offer."

        Foster Wheeler LLC is seeking consents to all of the proposed amendments as a single proposal. Holders of trust securities may not consent without tendering the related trust securities for exchange. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Letter of Transmittal and Consent in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments.

Expiration Date; Extensions; Termination; Amendments; Subsequent Offering Period

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003, unless Foster Wheeler Holdings Ltd. extends the exchange offer. In any event, Foster Wheeler Holdings Ltd. will hold the exchange offer open for at least 20 full business days. In order to extend the exchange offer, Foster Wheeler Holdings Ltd. will issue a notice on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Foster Wheeler Holdings Ltd. reserves the right, in its sole discretion to:

  •
  delay accepting your trust securities;

  •
  extend the exchange offer;

  •
  terminate the exchange offer and consent solicitation, if any of the conditions to the exchange offer have not been satisfied or waived, or for any other reason in its sole discretion, by giving oral or written notice of any delay, extension or termination to the exchange agent, in accordance with the notice procedures described above relating to an extension of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date; and

  •
  amend the terms of the exchange offer in any manner.

        Foster Wheeler Holdings Ltd. also reserves the right to provide for a subsequent offering period after the expiration of the exchange offer. The subsequent offering period will be not less than three business days or more than 20 business days and shall begin on the next business day after the expiration date of the exchange offer. To provide for a subsequent offering period, Foster Wheeler Holdings Ltd. will, among other things:

  •
  immediately accept for exchange and promptly exchange for preferred shares all trust securities tendered in the initial exchange offer period;

  •
  announce the results of the exchange offer by issuing a notice on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period;

  •
  exchange for preferred shares all trust securities tendered in the subsequent offering period promptly after the expiration date; and

  •
  offer the same form and amount of consideration to holders of the trust securities in the subsequent offering period that was offered during the initial exchange offer period.

        You will not have the right to withdraw any trust securities that you tender during any subsequent offering period.

        If Foster Wheeler Holdings Ltd. makes a material change in the terms of the exchange offer, Foster Wheeler Holdings Ltd. will disseminate additional offering materials and extend the exchange offer to the extent required by law, and you will have the right to withdraw your trust securities. Except as set forth in the next succeeding sentence, the exchange offer will be extended by five business days if there are any material changes to the terms of the exchange offer. If any changes are made to the consideration offered in the exchange offer or in fees paid to the dealer manager or any other entity soliciting on our behalf in the exchange offer, the exchange offer will be extended by ten business days.

        Foster Wheeler Holdings Ltd. will not accept for exchange any trust securities you tender, and no preferred shares will be issued to you in exchange for your trust securities, if at any time any stop order is threatened or in effect with respect to the registration statement relating to the exchange offer and the issuance or sale of preferred shares.

        Notwithstanding any other provision of the exchange offer, Foster Wheeler Holdings Ltd. may terminate or amend the exchange offer in its sole discretion at any time prior to expiration of the exchange offer if any of the conditions set forth below are not satisfied or waived. Upon termination of the exchange offer for any reason, any trust securities previously tendered in the exchange offer will be promptly returned to the tendering holders.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon:

  •
  the holders of at least 85% of the aggregate liquidation amount of the trust securities having validly tendered, and not validly withdrawn, those trust securities to the exchange agent; and

  •
  the preferred shares being accepted for listing on the NYSE.

        The exchange offer does not require the approval of any U.S. federal or state regulatory authorities other than the satisfaction of the registration requirements of the Securities Act, and any applicable state securities laws and the applicable rules under the Exchange Act, nor is it subject to any financing condition.

        We, in our sole and reasonable discretion, may waive any of the conditions to the exchange offer prior to expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any of our rights will not be a waiver of our rights. If we waive a material condition to the exchange offer, including the condition that the holders of at least 85% of the aggregate liquidation amount of the trust securities validly tender their trust securities in the exchange offer, we will notify holders of trust securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.

Procedures for Tendering Your Trust Securities and Delivering Your Consent to the Proposed Amendments

  General

        Only a holder of trust securities, or the holder's legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to us that authorizes such person, or that person's legal representative or attorney-in-fact, to tender trust securities on behalf of the holder, may validly tender the trust securities and thereby validly deliver a consent to the proposed amendments with respect to those trust securities.

        In order for a holder to receive preferred shares, that holder must validly tender its trust securities pursuant to the exchange offer and not withdraw those trust securities pursuant to the exchange offer.

        Delivery of trust securities through DTC and acceptance of an Agent's Message (as defined below) transmitted through DTC's Automated Tender Offer Program, or ATOP, and the method of delivery of all other required documents, is at the election and risk of the person tendering trust securities and delivering a Letter of Transmittal and Consent, if applicable, and, except as otherwise provided in the Letter of Transmittal and Consent, delivery will be deemed made only when actually received by the exchange agent. If delivery of any document is by mail, we suggest that the holder use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

  Tender of, and Consent for, Trust Securities

        The tender by a holder of trust securities, pursuant to the procedures set forth below, and the subsequent acceptance of that tender by Foster Wheeler Holdings Ltd., will constitute a binding agreement between that holder and Foster Wheeler Holdings Ltd. in accordance with the terms and subject to the conditions set forth in this prospectus and the related Letter of Transmittal and Consent. The tender of trust securities pursuant to the exchange offer on or prior to the expiration date and in accordance with the procedures described below will constitute the delivery of a consent to all of the proposed amendments of the indenture with respect to the trust securities tendered.

  Valid Tender

        Except as set forth below, for a holder to validly tender trust securities and deliver consent pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal and Consent (or a facsimile thereof), together with any signature guarantees and any other document required by the instructions to the Letter of Transmittal and Consent, or a properly transmitted Agent's Message, must be received by the exchange agent at the address set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the expiration date and such trust securities must be transferred pursuant to the procedures for book-entry transfer described under "—Book-Entry Delivery Procedures" below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case prior to 5:00 p.m., New York City time, on the expiration date of the tender offer.

        The Letter of Transmittal and Consent and trust securities must be sent only to the exchange agent. Do not send Letters of Transmittal and Consent or trust securities to Foster Wheeler, the dealer manager or the information agent.

        In all cases, notwithstanding any other provision of this prospectus, the exchange of preferred shares for trust securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) a Book-Entry Confirmation with respect to such trust securities, (2) the Letter of Transmittal and Consent (or a facsimile thereof) properly completed and duly executed or a properly transmitted Agent's Message and (3) any required signature guarantees and other documents required by the Letter of Transmittal and Consent.

        If you tender less than all your outstanding trust securities, you should fill in the number of trust securities so tendered in the appropriate box on the Letter of Transmittal and Consent. All of your trust securities deposited with the exchange agent will be deemed to have been tendered unless otherwise indicated.

  Book-Entry Delivery Procedures

        Within two business days after the date of this prospectus, the exchange agent will establish an account at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the trust securities may make book-entry delivery of trust securities by causing DTC to transfer such trust securities into the exchange agent's account at DTC in accordance with DTC's procedure for such transfer. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute a valid tender of the trust securities to the exchange agent.

        A Letter of Transmittal and Consent (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees, or a properly transmitted Agent's Message, must in any case be transmitted to and received by the exchange agent at one of the addresses set forth on the back cover of this prospectus on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to as a "Book-Entry Confirmation."

  Tender of Trust Securities Held Through DTC

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. DTC has authorized any DTC participant who has trust securities credited to its DTC account to tender their trust securities and provide consents to the proposed amendments as if it were the beneficial holder. Accordingly, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and Consent and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer (and thereby tender their trust securities and provide their consent to the proposed amendments) by causing DTC to transfer trust securities to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send to the exchange agent an Agent's Message which is a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering trust securities and delivering a consent that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent, and that we may enforce such agreement against such participant.

        Holders of trust securities desiring to tender their trust securities by 5:00 p.m., New York City time, on the expiration date of the exchange offer must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

  Tender of Trust Securities Held Through Custodians

        To validly tender its trust securities and validly deliver its consent pursuant to the exchange offer, a beneficial owner of trust securities held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, must instruct that holder to tender the beneficial owner's trust securities and deliver the related consent on behalf of the beneficial owner. A letter of instructions is included in the materials provided with this prospectus. The letter to custodians may be used by a beneficial owner to instruct a custodian to tender trust securities and deliver a consent on the beneficial owner's behalf.

        Except with respect to guaranteed delivery procedures described below, unless the trust securities being tendered are deposited with the exchange agent by 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed and duly executed Letter of Transmittal and Consent or a properly transmitted Agent's Message, Foster Wheeler Holdings Ltd. may, at its option, treat such tender as invalid. Exchange of the preferred shares for the trust securities will be made only against the valid tender of trust securities.

  Guaranteed Delivery

        If you wish to exchange your trust securities and time will not permit your Letter of Transmittal and Consent and all other required documents to reach the exchange agent, or if the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may still exchange your trust securities if you comply with the following requirements:

  •
  you tender your trust securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program;

  •
  on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus; and

  •
  the exchange agent receives properly completed and validly executed Letter of Transmittal or Consent (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

  Signature Guarantees

        Signatures on the Letter of Transmittal and Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the trust securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those trust securities, who has not completed any of the boxes entitled "Special Instructions" or "Special Delivery Instructions" on the applicable Letter of Transmittal and Consent; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "Eligible Guarantor Institution".

        If the holder of the trust securities being tendered is a person other than the signer of the related Letter of Transmittal and Consent, or if trust securities not accepted for exchange or trust securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the Letter of Transmittal and Consent accompanying the tendered trust securities must be guaranteed by a Medallion Signature Guarantor as described above.

        The method of delivery of Letters of Transmittal and Consent, any required signature guarantees and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder and, except as otherwise provided in the Letter of Transmittal and Consent, delivery will be deemed made only when actually received by the exchange agent. In all cases, sufficient time should be allowed to ensure timely delivery.

  Effect of a Tender

        By causing an Agent's Message to be transmitted to the exchange agent, or by executing a Letter of Transmittal and Consent as set forth above, and subject to Foster Wheeler Holdings Ltd.'s acceptance for exchange of, and exchange for, the trust securities tendered, a tendering holder irrevocably sells, assigns and transfers to us, or upon our order, all right, title and interest in and to all those trust securities and irrevocably constitutes and appoints the exchange agent the true and lawful agent of the tendering holder, with full power of substitution to:

  •
  transfer ownership of the tendered trust securities on the account books maintained by DTC and deliver all accompanying evidences of transfer and authenticity to Foster Wheeler Holdings Ltd., or upon our order, upon receipt by the exchange agent, as the holder's agent, of the preferred shares issued in exchange for the tendered trust securities; and

  •
  present the tendered trust securities for transfer on our books and receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered trust securities, all in accordance with the terms of the exchange offer.

  Transfers of Ownership of Tendered Trust Securities

        Beneficial ownership in tendered trust securities may be transferred by the registered holder by delivering to the exchange agent, at one of its addresses set forth on the back cover of this prospectus, an executed Letter of Transmittal and Consent identifying the name of the person who deposited the notes to be transferred, and completing the special payment instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the transferee of such notes) and the principal amount of the trust securities to be transferred. If certificates have been identified through a book-entry confirmation with respect to such trust securities, the name of the holder who tendered the trust securities, the name of the transferee and the certificate numbers, if any, relating to such trust securities should also be provided in the Letter of Transmittal and Consent. A person who succeeds to the beneficial ownership of tendered trust securities pursuant to the procedures set forth herein will be entitled to receive the preferred shares if trust securities are accepted for exchange or to receive the tendered trust securities if the exchange offer is terminated.

  Other Matters

        Notwithstanding any other provision of this prospectus, exchange of the preferred shares for trust securities tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after receipt by the exchange agent of:

  •
  Book-Entry Confirmation of the transfer of such trust securities into the exchange agent's account at DTC as described above; and

  •
  a Letter of Transmittal and Consent, or a facsimile of that document, with respect to the tendered trust securities, properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal and Consent, or a properly transmitted Agent's Message.

        A tender of trust securities pursuant to the procedures described above, and acceptance by Foster Wheeler Holdings Ltd. of that tender, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of trust securities and deliveries of consents and the withdrawal or revocation thereof will be determined by Foster Wheeler Holdings Ltd., in its sole discretion, and our determination will be final and binding. Foster Wheeler Holdings Ltd. reserves the absolute right to reject any or all tenders of trust securities or deliveries of consents determined by it not to be in proper form or, in the case of the trust securities, if the acceptance or exchange for such trust securities may, in Foster Wheeler Holdings Ltd.'s opinion, be unlawful.

        Foster Wheeler Holdings Ltd. also reserves the absolute right to waive any defects, irregularities or contingencies of tenders to particular trust securities or of delivery as to particular consents. Our interpretations of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal and Consent) will be final and binding. Any defect or irregularity in connection with tenders of trust securities and consent must be cured within such time as we determine, unless waived by Foster Wheeler Holdings Ltd. Tenders of trust securities and consent shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., Foster Wheeler LLC, Foster Wheeler Inc., FWPI Ltd., the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of trust securities or deliveries of consents, or will incur any liability to holders for failure to give any such notice. The dealer manager, the exchange agent, the trustee and the information agent assume no responsibility for the accuracy or completeness of the information contained in this prospectus.

        PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO FOSTER WHEELER, THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR DTC.

Withdrawal of Tenders and Revocation of Consents

        Trust securities tendered on or prior to the expiration date may be withdrawn and the related consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the tender offer. Any tendered trust securities not accepted by the sixtieth business day after commencement of the exchange offer may be withdrawn. Tenders of trust securities and related consents received on or prior to 5:00 p.m., New York City time, on the expiration date will become irrevocable, except as set forth below, at 5:00 p.m., New York City time, on the expiration date of the tender offer, if not validly revoked prior to that time. If Foster Wheeler Holdings Ltd. provides for a subsequent offering period, you will not have the right to withdraw any trust securities tendered previously and not withdrawn or that you tender during that subsequent offering period. Trust securities tendered during the subsequent offering period will be accepted promptly after the expiration of the subsequent offering period. In the event of a termination of the exchange offer, the trust securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder, the supplemental indenture and the amended guarantee agreement will not be executed and will not become operative and the indenture and the guarantee agreement will remain unchanged. See "The Proposed Amendments."

        Prior to the delivery by the exchange agent of consents to the Trustee, Foster Wheeler LLC intends to consult with the exchange agent to determine whether the exchange agent has received any revocations of consents, whether such revocations are valid and whether we have received the requisite consents to effect the proposed amendments under the indenture and the guarantee agreement. Foster Wheeler LLC reserves the right to contest the validity of any such revocations. A purported notice of revocation that is not received by the exchange agent in a timely fashion will not be effective to revoke a consent previously given. You may not revoke any consent without also withdrawing the tender of such trust securities.

        Beneficial owners desiring to withdraw trust securities previously tendered through DTC should contact the DTC participant through which such beneficial owners hold their trust securities. In order to withdraw trust securities previously tendered, a DTC participant may, prior to the withdrawal time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A

DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph. Registered holders who tendered other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the holder who tendered the trust securities being withdrawn and the principal amount of the trust securities being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the trust securities being withdrawn are held for the account of an Eligible Guarantor Institution. Withdrawal of a prior tender will be effective upon receipt of the notices of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the holder, and notice of withdrawal must be timely received by the exchange agent.

        Withdrawals of tenders of trust securities may not be rescinded and any trust securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn trust securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.

Consequences of Failure to Participate in the Exchange Offer

        Any trust securities not validly tendered in the exchange offer will remain outstanding and will be subject to the terms of the indenture and guarantee agreement, as modified by the supplemental indenture and the amended guarantee agreement, as described under "The Proposed Amendments." See also "Risk Factors—Risks to Non-Tendering Holders of Trust Securities."

Dealer Manager

        Subject to the terms and conditions set forth in the dealer manager agreement dated                        , 2003, among Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., Foster Wheeler LLC, Foster Wheeler Inc., FWPI Ltd. and Rothschild Inc., we have retained Rothschild to act as dealer manager in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has agreed to pay the dealer manager customary fees for its services in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has also agreed to reimburse the dealer manager for certain of its reasonable out-of-pocket expenses incurred in connection with the exchange offer and consent solicitation and to indemnify it against certain liabilities, including certain liabilities under federal securities laws, and will contribute to payments the dealer manager may be required to make in respect thereof.

        The dealer manager and its affiliates may in the future provide investment banking and financial advisory services to Foster Wheeler Ltd. and its affiliates in the ordinary course of business. The dealer manager does not own any of the trust securities.

        The dealer manager will assist with the mailing of this prospectus and related materials to holders of trust securities, respond to inquiries of, and provide information to, holders of trust securities in connection with the exchange offer, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, Letters of Transmittal and Consent and any other required documents should be directed to the dealer manager, the exchange agent or the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

        In addition to the dealer manager, our directors, officers and regular employees, who will not be specifically compensated for such services, may contact holders personally or by mail, telephone, telex or telegraph regarding the exchange offer and the consent solicitation and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of the trust securities.

Exchange Agent

        The Bank of New York, London branch has been appointed as exchange agent for the exchange offer and consent solicitation. Questions and requests for assistance, and all correspondence in connection with the exchange offer and consent solicitation, or requests for additional letters of transmittal and any other required documents, may be directed to the exchange agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Information Agent

        Georgeson Shareholder Communications Inc. is serving as information agent in connection with the exchange offer and consent solicitation. The information agent will assist with the mailing of this prospectus and related materials to holders of trust securities, respond to inquiries of and provide information to holders of trust securities in connection with the exchange offer and consent solicitation, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager or to the information agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Fees and Expenses of Foster Wheeler

        In addition to the fees and expenses payable to the dealer manager pursuant to the dealer manager agreement described above, we will pay the exchange agent and the information agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in connection with forwarding copies of this prospectus and related documents to the beneficial owners of the trust securities and in handling or forwarding tenders for exchange and payment. In addition, we will indemnify the exchange agent and the information agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

        The total cash expenditures to be incurred by us in connection with the exchange offer and consent solicitation, including printing, accounting and legal fees, and the fees and expenses of the dealer manager, exchange agent, information agent and the trustee, are estimated to be approximately $                  .

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of trust securities pursuant to the exchange offer. If, however, new preferred shares for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the trust securities, or if tendered new preferred shares are to be registered in the name of any person other than the person signing the Letter of Transmittal and Consent or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of trust securities pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

        Holders that tender their trust securities directly to the exchange agent do not have to pay a brokerage commission.

THE PROPOSED AMENDMENTS

        Foster Wheeler LLC is seeking your consent to amend the provisions described below of the indenture governing the junior subordinated debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I and certain terms of the related guarantee agreement issued by Foster Wheeler LLC and Foster Wheeler Ltd. to FW Preferred Capital Trust I.

        The proposed amendments, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC and the trustee and an amended guarantee agreement to be executed by Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee and that will be executed as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become operative when the supplemental indenture and amended guarantee agreement are executed. The indenture and the guarantee agreement, without giving effect to the proposed amendments, will remain in effect until the proposed amendments become operative. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture and the amended guarantee agreement will not be executed and will not become operative. Copies of the proposed forms of supplemental indenture and amended guarantee agreement have been filed as exhibits to the registration statement for the preferred shares, of which this prospectus is a part.

        To implement the proposed amendments, Foster Wheeler LLC must obtain the consent of both the trustee, as holder of the junior subordinated debentures, and the consent of 66 2/3% in aggregate liquidation amount of the trust securities. Under the declaration of trust, the holders of at least 66 2/3% in aggregate liquidation amount of the trust securities must direct the trustee in writing to give its consent to the proposed amendments, and the trustee may not provide its consent to the proposed amendments unless it is acting at the direction of such liquidation amount of the trust securities. Pursuant to the terms of the guarantee agreement the proposed amendments require the consent of the holders of at least 66 2/3% of the aggregate liquidation amount of the trust securities. Thus, by returning the letter of transmittal and consent that accompanies this prospectus, you will be directing the trustee to consent to the proposed amendments, as well as providing your own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least 66 2/3% in aggregate liquidation amount of the trust securities, we will implement the proposed amendments.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Restrictive Covenants
Section 4.03 of the Indenture (to be deleted)	Reports by the Company. For so long as the debentures are outstanding, this provision requires Foster Wheeler LLC to provide to the trustee and to the holders of the junior subordinated debentures, in summary form, copies of all reports that it files with the Commission and any additional information that it is required by the Commission to file with respect to its compliance with the conditions and covenants set forth in the indenture or, if it is not required to file with the commission provide such information to the Trustee which would have been required pursuant to Section 13 of the Exchange Act.

Section 5.01(c) of the Indenture (to be deleted)
Events of Default. This provision identifies as an event of default the failure of Foster Wheeler LLC to perform any covenant or to breach any covenant or warranty with respect to the junior subordinated debentures (other than a covenant or warranty whose performance or breach is dealt with elsewhere in Section 5.01 of the indenture).
Section 10.01 of the Indenture (to be deleted)	Limitation on Consolidations; Mergers, Sales, Conveyances and Leases: This provisions restricts the ability of Foster Wheeler LLC to merge with, or sell, convey or lease its assets to, other entities.
Section 7.1 of the First Supplemental Indenture and Section 6.1 of the Guarantee Agreement (to be deleted)
Limitation of Dividends. This provision prohibits Foster Wheeler LLC and its subsidiaries' from paying dividends on any class of Foster Wheeler LLC's capital stock if (1) an event of default under the First Supplemental Indenture has occurred, (2) an event of default under the guarantee agreement has occurred or (3) Foster Wheeler LLC exercises its right to extend its obligation to make interest payments on the junior subordinated debentures.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Letter of Transmittal and Consent in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture and amended guarantee agreement become operative, the proposed amendments will be binding on all non-tendering holders.

        You should consider the effect of the proposed amendments if your trust securities are not exchanged for preferred shares pursuant to the exchange offer. Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. As the junior subordinated debentures are the only asset of FW Preferred Capital Trust I, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities. If the amendments are approved, Foster Wheeler LLC will be allowed to make, and to cause its subsidiaries to make, payments on the capital stock of Foster Wheeler LLC regardless of whether any of the conditions outlined above exist. As a result, Foster Wheeler LLC would be allowed to pay dividends to Foster Wheeler Holdings Ltd. to fund dividend payments on the preferred shares, even while it continued to defer payments on the junior subordinated debentures pursuant to the terms of the indenture. If Foster Wheeler LLC continues to defer payments on the junior subordinated debentures, you may continue to experience adverse tax effects from original issue discount. Under the terms of our senior secured credit agreement, Foster Wheeler LLC is not permitted to make any payments on the junior subordinated debentures. See "Risk Factors—Risks to Non-Tendering Holders of Trust Securities—U.S. holders of trust securities will continue to recognize original issue discount income."

        The indenture and the guarantee agreement will remain in effect in the form in which they currently exist until the amendments become operative as described above, whereupon the indenture and the guarantee agreement will be modified as provided in the proposed amendments.

THE TRUST

        FW Preferred Capital Trust I is a business trust organized under Delaware law pursuant to (1) a declaration of trust, dated as of May 8, 1998, as amended and restated on January 13, 1999, (the "declaration"), executed by Foster Wheeler LLC (formerly known as Foster Wheeler Corporation), and the trustees of such trust and (2) the filing of a certificate of trust with the Secretary of the State of Delaware on May 8, 1998.

        Pursuant to the declaration, the trust has five trustees. The trust's business and affairs are conducted by its trustees, which initially were Harris Trust and Savings Bank, as property trustee, Wilmington Trust Company, as Delaware trustee, and three administrative trustees. The administrative trustees are employees or officers of, or are affiliated with, Foster Wheeler LLC. BNY Midwest Trust Company, an Illinois trust company and successor to the obligations of Harris Trust and Savings Bank, currently acts as property trustee under the amended guarantee agreement.

        Foster Wheeler LLC has the right to appoint, remove and replace the administrative trustees, the property trustee and the Delaware trustee. In certain cases, the holders of a majority in liquidation amount of the trust securities will also have this right as to the property trustee and the Delaware trustee.

        The trust exists for the following purposes only:

  •
  to issue and sell common securities of the trust and the trust securities;

  •
  to use the proceeds from the sale of the common securities of the trust and the trust securities to acquire the junior subordinated debentures; and

  •
  to engage in activities that are directly related to these activities and other activities as are necessary or incidental thereto.

        Under the declaration, the trust shall not, and the trustees of such trust shall cause such trust not to, engage in any activity other than in connection with the purposes of such trust or other than as required or authorized by such declaration.

        Because the trust is established only for the purposes listed above, the junior subordinated debentures are the sole assets of the trust, and the payments under the junior subordinated debentures are the sole source of income to the trust.

        All of the common securities of the trust are owned by Foster Wheeler LLC. The common securities rank equally with the trust securities, and payments on the common securities will be made pro rata with the trust securities, unless Foster Wheeler LLC fails to pay amounts that become due under the junior subordinated debentures and under certain other circumstances. If Foster Wheeler LLC fails to pay these amounts, the trust will be unable to make payments under the common securities of the trust until it satisfies its obligations under the trust securities. We directly or indirectly own all of the common securities of the trust, the total liquidation amount of which is equal to approximately 3% of the total capital of the trust.

        The books and records of the trust are maintained at its principal office and are available for inspection by a holder of the trust securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in such trust during normal business hours.

        The address of the executive offices of the trust is c/o Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

        The trust does not file reports with the Commission under the Exchange Act.

MARKET PRICE INFORMATION OF THE TRUST SECURITIES

Market Prices

        The trust securities are traded on the NYSE under the symbol "FWC-A." The table below sets forth, for the periods indicated, the high and low market prices for the trust securities as reported on the NYSE.

	High	Low
	(in $)
2001
First Quarter	22.85	14.31
Second Quarter	22.96	17.40
Third Quarter	20.00	17.40
Fourth Quarter	19.55	13.11
2002
First Quarter	16.89	5.26
Second Quarter	10.15	2.90
Third Quarter	4.65	2.05
Fourth Quarter	2.38	1.35
2003
First Quarter	2.85	1.25
Second Quarter	6.75	2.35
Third Quarter (through September 18)	5.50	1.80

        On            , 2003, the date preceding the announcement of the exchange offer, the closing price of the trust securities on the NYSE was $            . As of September 18, 2003, there were 7 million shares of trust securities outstanding.

        The common shares of Foster Wheeler Holdings Ltd. are not listed on any exchange. Foster Wheeler Holdings Ltd. is wholly owned by Foster Wheeler Ltd. You should read "Risk Factors—Risk Factors Relating to Participating in the Exchange Offer and Receiving Preferred Shares—You may not be able to sell your preferred shares" for more information about trading the preferred shares.

DESCRIPTION OF PREFERRED SHARES

        The following discussion is a summary of the material provisions of the preferred shares to be issued by Foster Wheeler Holdings Ltd. in the exchange offer. This summary is subject to the complete text of the adopting resolution of the board of directors of Foster Wheeler Holdings Ltd. relating to the preferred shares and the memorandum of association and bye-laws of Foster Wheeler Holdings Ltd. The adopting resolution setting forth the preferred shares and the memorandum of association and bye-laws of Foster Wheeler Holdings Ltd. have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read those documents carefully.

Jurisdiction of Organization

        Foster Wheeler Holdings Ltd. is a Bermuda company and is subject to the Companies Act 1981 (Bermuda), which we refer to as the Companies Act.

Authorized Share Capital

        Foster Wheeler Holdings Ltd.'s memorandum of association and bye-laws provide that its authorized share capital is U.S. $13,000, divided into 12,000 common shares, par value U.S. $1.00 per share, and 10,000,000 preferred shares, par value U.S. $0.0001 per share, which shares may be designated and created as preferred shares of any class or series with the respective rights and restrictions determined by action of Foster Wheeler Holdings Ltd.'s board of directors. We will designate up to 7,000,000 shares as    % Cumulative Guaranteed Preferred Shares to be issued in this exchange offer. The bye-laws of Foster Wheeler Holdings Ltd. provide that its board of directors may also authorize an increase in the share capital of Foster Wheeler Holdings Ltd. and allocate such increased share capital among preferred and common shares with the approval of the common shareholders and without any approval of the preferred shareholders. The board may also convert unissued common shares into unissued preferred shares or vice versa without shareholder approval. At present, we have no plans to issue any preferred shares other than in this exchange offer.

Dividend Rights

        The preferred shares will accumulate dividends at an annual dividend rate of    % of the liquidation preference of the preferred shares. Dividends on the preferred shares will be cumulative and will accumulate on a quarterly basis. When, as and if declared by the board of directors, dividends will be payable out of funds available for payment of dividends on a quarterly basis, beginning on            ,    and on each            ,             ,            and            thereafter to the holders of record as of the preceding            ,            ,             and            . References in this prospectus to dividends also include distributions from contributed surplus for purposes of Bermuda law.

        Our senior secured credit agreement will prohibit the payment of dividends on the preferred shares if a default or an event of default has occurred and is continuing under the senior secured credit agreement. In addition, under the terms of the senior secured credit agreement, we are permitted to declare and pay dividend payments on the preferred shares only to the extent that the aggregate each year of (1) all dividend payments on the preferred shares, (2) all dividend payments on the preferred shares to be issued in the expected exchange offer for the convertible subordinated notes and Robbins bonds and (3) dividend and interest payments on any trust securities, convertible subordinated notes and Robbins obligations that remain outstanding, are equal to or less than the aggregate amount that would have been paid under the trust securities, convertible subordinated notes and bonds supported by the Exit Funding Agreement if the exchange offers were not consummated, which amount was equal to $20.2 million in 2003. Given that we do not currently pay dividends on the trust securities, we will only be able to make dividend payments on the preferred shares if and to the extent the convertible subordinated notes and Robbins bonds are exchanged in the expected exchange offer for the convertible subordinated notes and Robbins obligations or payments thereon are otherwise reduced as part of our restructuring.

        Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

        Dividends on the preferred shares will not have a preference over dividends on the common shares. Accordingly, Foster Wheeler Holdings Ltd. will be permitted to declare and pay dividends on its common shares without declaring dividends on the preferred shares.

Liquidation Rights

        Upon the liquidation of Foster Wheeler Holdings Ltd., after satisfaction of all liabilities of Foster Wheeler Holdings Ltd., and the payment of the full amounts due holders of any issued shares ranking senior to the preferred shares as to distribution on liquidation or winding up, the holders of Foster Wheeler Holdings Ltd.'s preferred shares are entitled to receive, on a pro rata basis, a liquidation preference equal to $           per preferred share plus accumulated and unpaid dividends, if any.

        There are currently no issued and outstanding shares of Foster Wheeler Holdings Ltd. that rank senior to the preferred shares as to distribution on liquidation or winding up. The preferred shares will rank senior to the issued and outstanding common shares of Foster Wheeler Holdings Ltd. as to distribution on liquidation or winding up.

Guarantees

        Each of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. will, jointly and severally, fully and unconditionally guarantee all of Foster Wheeler Holdings Ltd.'s payment obligations under the preferred shares. The guarantors will guarantee the payment, when due, of:

  •
  all accumulated and unpaid dividends that have been declared on the preferred shares out of funds legally available for the payment of dividends;

  •
  the redemption price, on redemption of the preferred shares; and

  •
  upon liquidation of Foster Wheeler Holdings Ltd., the aggregate stated liquidation preference and all accumulated and unpaid dividends, whether or not declared, without regard to whether Foster Wheeler Holdings Ltd. has sufficient assets to make full payment as required on liquidation;

in each case subject to the restrictions under the senior secured credit agreement.

Under the terms of the senior secured credit agreement:

  •
  the guarantors are permitted to make payments under their guarantees with respect to declared dividends when due if no default or event of default has occurred under the senior secured credit agreement;

  •
  Foster Wheeler Ltd. is permitted to make payments under its guarantee with respect to the redemption price when due; and

  •
  Foster Wheeler Inc. and FWPI Ltd. are not permitted to make payments under their guarantees with respect to the redemption price when due for so long as the senior secured credit agreement is in place. Therefore, prior to making any such payments, we would need to obtain consent from the lenders under the senior secured credit agreement. In the event that any guarantor fails to make a payment when due under its guarantee because of this prohibition, this failure would constitute a breach of the terms of the guarantee and the preferred shares.

        Payments on the guarantees will be fully subordinated to the indefeasible payment in full of all obligations under our senior secured credit agreement. In the event that any payment is made to holders of the preferred shares which is prohibited by the senior secured credit agreement, then the payment shall be paid to the lenders under the senior secured credit agreement or their duly appointed representative. Under the terms of the senior secured credit agreement, Foster Wheeler Inc. and FWPI Ltd. will be prohibited from making payments of the redemption price under their guarantees. See "Risk Factors—Risk Factors Relating to Participating in the Exchange Offer and Receiving Preferred Shares—Foster Wheeler Holdings Ltd. may choose not to make, or be prohibited from making, payments on the preferred shares." Please also see "Risk Factors—Risk Factors Relating to Participating in the Exchange Offer and Receiving Preferred Shares—Under federal, state and Bermuda statutes and law, a court could void the guarantees and require preferred shareholders to return payments received from the guarantors."

Conversion Rights

        Foster Wheeler Holdings Ltd.'s preferred shares are not convertible into shares of any other class or series.

Redemption

        The preferred shares will be redeemable, at the option of the holders of at least 25% in aggregate liquidation preference of the preferred shares, subject to any limitations imposed by our senior secured credit agreement and Bermuda law, as discussed below, and the holders will be entitled to receive the liquidation preference of the preferred shares, plus accumulated and unpaid dividends, if any, which we refer to as the redemption price, upon the occurrence of any of the following events:

  (1)
  failure to make a declared dividend payment or failure to pay the liquidation preference on the preferred shares, in each case within 30 days of the date when due;

  (2)
  default in the performance, or breach, of any covenant or other agreement or provision contained in the adopting resolution for the preferred shares or guarantees (other than a default in the performance, or breach, of any covenant or other agreement or provision specifically addressed in clause (1) of this paragraph) and continuance of such default or breach for a period of 90 days after written notice shall have been given to Foster Wheeler Holdings Ltd. by the holders of at least 25% in aggregate liquidation preference of the preferred shares;

  (3)
  default by any guarantor or Foster Wheeler LLC with respect to their payment obligations under the trust securities, the related junior subordinated debentures, the convertible subordinated notes or the Robbins obligations;

  (4)
  Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors, pursuant to or within the meaning of Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or Bermuda law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law (collectively, "Bankruptcy Law"): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of, or taking possession by, a custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law (collectively, a "Custodian") of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due, or (vi) fails generally to pay its debts as they become due;

  (5)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 30 days and: (i) is for relief against Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors in an involuntary case; (ii) appoints a Custodian of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors or for all or substantially all of the property of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors; or (iii) orders the liquidation or winding up of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors;

  (6)
  any guarantee of the preferred shares ceases to be in full force and effect and enforceable in accordance with its terms or any guarantor denies that it has any further liability under its guarantee or gives notice to such effect; and

  (7)
  any of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors, in a single transaction or through a series of transactions, consolidates with or merges or amalgamates with or into any other person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets to any other person or persons, unless (i) Foster Wheeler Holdings Ltd., Foster Wheeler LLC or such guarantor survives such consolidation, merger or amalgamation and the preferred shares or guarantee, as the case may be, remain outstanding with no material adverse effect on the legal rights, preferences, privileges or voting powers of the holders of the preferred shares or (ii) the entity formed by or surviving such consolidation, merger or amalgamation or the person that acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all the properties and assets of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or such guarantor issues new preferred shares or guarantees, as the case may be, with terms that are substantially similar to the preferred shares or guarantees (or in the case of guarantor, assumes such guarantee), as the case may be and, in the case of clause (ii), such surviving entity provides such certificates and opinions as reasonably requested by a majority in aggregate liquidation preference of the preferred shares.

        Upon the occurrence of any of the foregoing events, the holders of at least 25% in aggregate liquidation preference of the preferred shares, by written notice to Foster Wheeler Holdings Ltd., may require Foster Wheeler Holdings Ltd. to redeem all of the preferred shares and upon receipt of such redemption notice, the preferred shares shall become immediately due and payable upon surrender to Foster Wheeler Holdings Ltd. or its transfer agent and, upon payment of the redemption price to the holders of the preferred shares, shall lose all rights as to voting, covenants or otherwise.

        Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, is limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

        Under Section 42 of the Companies Act, no redemption may be made if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

Subordination

        The payment obligations of Foster Wheeler Holdings Ltd. under the preferred shares will be fully subordinated to the indefeasible payment in full of all obligations under our senior secured credit agreement.

Other Classes or Series of Shares

        Under the bye-laws of Foster Wheeler Holdings Ltd., the board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Board of Directors

        The bye-laws of Foster Wheeler Holdings Ltd. require a minimum of two members of the board of directors and provide for a maximum of fifteen members. The actual number of directors within this range is established by a resolution adopted by a majority of the members of Foster Wheeler Holdings Ltd.'s board of directors. As of the date of this prospectus, Foster Wheeler Holdings Ltd.'s board of directors consisted of six members.

Amendments and Voting Rights

        The preferred shares have no voting rights except as required by Bermuda law or the rules of the NYSE.

  Bermuda Law

        The terms of the preferred shares provide that any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or in the adopting resolution which would materially and adversely affect the powers, preferences or special rights of the preferred shares will require the approval of holders of at least two-thirds of the outstanding liquidation preference of the preferred shares voting as a separate class. This approval can by evidenced either by a consent in writing or by a resolution passed at a meeting of the holders of the preferred shares. The approval of the holders is not required if at or prior to the act with respect to which such vote would otherwise be required all outstanding preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

        In the event Foster Wheeler Holdings Ltd. merges into or amalgamates with another company, the approval of the holders of a majority of the outstanding aggregate liquidation preference of the preferred shares voting as a separate class would be required, in addition to shareholder approval pursuant to the Companies Act and Foster Wheeler Holdings Ltd.'s bye-laws. In addition, holders of preferred shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

  NYSE Rules

        Under the rules of the NYSE, if Foster Wheeler Holdings Ltd. does not declare and pay dividends in full on the preferred shares for six quarterly dividend periods, whether consecutive or not, the holders of outstanding shares of the preferred shares, together with the holders of any other shares of stock having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class, will be entitled to elect two additional members of the board of directors of Foster Wheeler Holdings Ltd. In this case, the size of the board of directors of Foster Wheeler Holdings Ltd. will automatically be increased by two members. They will also have the right to remove any member so elected from office and elect another person in place of such member. To make this election, the holders of a majority in liquidation preference of these shares must send written notice to Foster Wheeler Holdings Ltd. of their election within 21 days of the failure to so pay or otherwise pass a resolution adopted by the holders of a majority in liquidation preference of the preferred shares at a separate general meeting of those holders called for this purpose. No later than 30 days after the right of holders of preferred shares to elect directors arises, if written notice by a majority of the holders has not been given as provided for in the preceding sentence, the board of directors of Foster Wheeler Holdings Ltd. or an authorized board committee is required to call a separate general meeting for this purpose. If the board of directors fails to convene this meeting within the 30-day period, the holders of 10% of the outstanding preferred shares and any such other shares will be entitled to convene the meeting. If the preferred shares are not listed on the NYSE, the holders will not be entitled to the rights described in this paragraph.

        Any member of the board of directors appointed as described above shall vacate office if Foster Wheeler Holdings Ltd. resumes the payment of dividends in full on the preferred shares and each other series of shares having similar voting rights for four consecutive quarterly dividend periods, subject always to the revesting of the right of holders of the preferred shares, together with the holders of any other shares having similar voting rights, acting as a single class, to elect two directors as provided above in the event of any subsequent failure on the part of Foster Wheeler Holdings Ltd. to pay dividends at the stated rate for six quarterly dividend periods, whether consecutive or not.

  Notice

        Foster Wheeler Holdings Ltd. will cause a notice of any meeting at which holders of the preferred shares are entitled to vote to be mailed to each holder of record of the preferred shares. Each notice will contain (1) the date of the meeting, (2) a description of any and all resolutions to be proposed for adoption at the meeting, and (3) instructions for delivery of proxies.

Preemptive Rights

        Holders of preferred shares have no preemptive rights or preferential rights to purchase any securities of Foster Wheeler Holdings Ltd.

Sinking Fund

        The preferred shares have no sinking fund provisions.

Liability for Further Calls or Assessments

        The preferred shares will be duly and validly issued, and when received in exchange for tendered trust securities will be fully paid and will not be subject to further calls or assessments.

Repurchase

        Under Foster Wheeler Holdings Ltd.'s bye-laws and subject to the solvency and minimum capital requirements of the Companies Act, Foster Wheeler Holdings Ltd. may purchase any issued preferred shares in the circumstances and on the terms as are agreed by Foster Wheeler Holdings Ltd. and the holders of the preferred shares from time to time.

Compulsory Acquisition of Shares Held by Minority Holders

        Takeovers.    Bermuda law provides that where an offer is made for shares of a company, and within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

        Mergers and Similar Arrangements.    Foster Wheeler Holdings Ltd. may acquire the business of another company when such business is within the objects of Foster Wheeler Holdings Ltd.'s business as set out in the memorandum of association. Foster Wheeler Holdings Ltd. may, with the approval of a majority of votes cast at a general meeting of its shareholders at which a quorum is present, amalgamate with another company. In the case of such approval, a dissenting shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court will be unlikely to disapprove the transaction on that ground absent evidence of fraud or bad faith.

        Squeeze-Outs.    Under the Companies Act, the holders of not less than 95% of Foster Wheeler Holdings Ltd.'s shares or of any class of its shares may give notice to the remaining shareholders or class of shareholders of their intention to acquire their 5% of the shares or class of shares, on the terms set out in the notice. Where such a notice is given, the person giving the notice is bound and entitled to acquire all the remaining shares or class of shares on the terms set out in the notice; provided that the shareholders who receive such a notice may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been offered for such shares. Upon such a court appraising the value of such shares, the person who originally gave the notice shall acquire all the shares at the appraised value within one month of the appraisal, or may cancel the notice.

Transfer Agent

        A register of holders of the preferred shares will be maintained by Codan Services Limited in Bermuda. The branch transfer agent and registrar for the preferred shares is The Bank of New York.

Listing

        Foster Wheeler Holdings Ltd. intends to apply to list the preferred shares on the NYSE in U.S. dollars.

Bermuda Exchange Control

        Foster Wheeler Holdings Ltd. expects to obtain consent for the issue and transfer of the preferred shares to and between non-residents of Bermuda for exchange control purposes from the Bermuda Monetary Authority, or BMA, as required by The Exchange Control Act 1972 of Bermuda and related regulations. We expect that this consent will be subject to the condition that the preferred shares either be listed on an appointed stock exchange, which includes the NYSE, or quoted on the OTC Bulletin Board or the Pink Sheets. No further permission from the BMA would be required to issue our shares or to transfer our shares between persons regarded as non-resident in Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization. The BMA also has designated Foster Wheeler Holdings Ltd. as non-resident for exchange control purposes. This designation allows Foster Wheeler Holdings Ltd. to transfer funds in and out of Bermuda and to pay dividends to non-residents of Bermuda who are holders of our shares in currencies other than the Bermuda dollar. In granting such consent and making such designation, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. See "Risk Factors—Risk Factors Relating to Participating in the Exchange Offer and Receiving Preferred Shares— If Foster Wheeler Ltd.'s common shares are delisted by the NYSE, the preferred shares and the trust securities would also be delisted which could result in a material adverse effect on the market price and liquidity of the preferred shares and the trust securities. The delisting of the preferred shares by the NYSE would also eliminate the preferred shareholders' right to elect directors to Foster Wheeler Holdings Ltd.'s board of directors after missed dividend payments."

Book-Entry Only Issuance—The Depository Trust Company

        The Depository Trust Company, or DTC, New York, NY, will act as securities depository for the preferred shares. The preferred shares will be issued as fully-registered securities registered in the name of Cede & Co. (as DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered preferred share certificate will be issued in the name of DTC or its nominee for the preferred securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC's participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as indirect participants.

        Purchases of preferred shares under the DTC system must be made by or through direct participants which will receive a credit for the preferred shares on DTC's records, or by or through indirect participants that will then purchase preferred shares through direct participants. The ownership interest of each actual purchase of each preferred share, the holder of which we refer to as a beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the preferred shares are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in preferred shares, except in the event that use of the book-entry system for the preferred shares is discontinued.

        To facilitate subsequent transfers, all preferred shares deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of preferred shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the preferred shares; DTC's records reflect only the identity of the direct participants to whose accounts such preferred shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of preferred shares may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the preferred shares. For example, beneficial owners of preferred shares may wish to ascertain that the nominee holding the preferred shares for their benefit has agreed to obtain and transmit notices to beneficial owners.

        Dividend payments on the preferred shares will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Foster Wheeler Holdings Ltd. and the guarantors, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as depository with respect to the preferred shares at any time by giving reasonable notice to Foster Wheeler Holdings Ltd. Under such circumstances, in the event that a successor depository is not obtained, preferred share certificates are required to by printed and delivered to the beneficial owners.

        Foster Wheeler Holdings Ltd. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, preferred share certificates will be printed and delivered to the beneficial owners.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

COMPARISON OF RIGHTS OF HOLDERS OF SECURITIES

        Your rights as a holder of trust securities are governed by the declaration of trust, the indenture, the guarantee agreement and the Statutory Trust Act of the State of Delaware. Upon completion of the exchange offer, holders of trust securities who have tendered in the exchange offer will become holders of preferred shares of Foster Wheeler Holdings Ltd. The rights of holders of preferred shares will be governed by the Companies Act, the adopting resolution and Foster Wheeler Holdings Ltd.'s memorandum of association and bye-laws. The term "member" when used under the Companies Act and the memorandum of association and bye-laws of Foster Wheeler Holdings Ltd. is used interchangeably with the term "shareholder" in this prospectus.

        There are differences between your rights as a holder of trust securities under Delaware law and the rights of security holders under Bermuda law, which is modeled after the corporate laws of England. In addition, there are differences between the declaration of trust of FW Preferred Trust Capital I and the memorandum of association and bye-laws of Foster Wheeler Holdings Ltd.

        The following discussion is a summary of the material differences between the rights of holders of trust securities and holders of preferred shares. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from the laws generally applicable to Delaware trusts and holders of trust securities and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Statutory Trust Act, the declaration of trust, the adopting resolution and Foster Wheeler Holdings Ltd.'s memorandum of association and bye-laws.

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Preferred Shares
Shareholders' Meetings

Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.

The administrative trustees shall call a meeting of the holders of a class of trust securities if directed to do so by the holders of at least 10% of the aggregate liquidation amount of such class.
Holders of preferred shares will not be entitled to attend meetings of the shareholders of Foster Wheeler Holdings Ltd. unless they are entitled to vote at such meetings as described in this prospectus or otherwise under Bermuda law.

Foster Wheeler Holdings Ltd. will cause a notice of any meeting at which holders of the preferred shares are entitled to vote to be mailed to each holder of record of the preferred shares. Each notice will contain (1) the date of the meeting, (2) a description of any and all resolutions to be proposed for adoption at the meeting, and (3) instructions for delivery of proxies.
Quorum
There are no quorum requirements for meetings of holders of trust securities.
Holders of a majority in aggregate liquidation preference entitled to vote at any such meeting, present in person or represented by proxy, shall constitute a quorum at any such meeting of preferred shareholders for the transaction of business, except as otherwise provided by the Companies Act.

Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least seven days' and not more than 60 days before the date of such meeting.	A special meeting of holders of preferred shares may be called by the board of directors upon not less than 30 days notice.
Election and Removal of Directors/Trustees

If an event of default under the junior subordinated indenture has occurred and is continuing, the holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust.

In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.
Under the Companies Act, unless otherwise specified in the bye-laws of the company, the common shareholders of a company may, at a special meeting called for that purpose, remove a director provided that such director must receive at least fourteen days notice of such meeting and is entitled to be heard thereat. The bye-laws of Foster Wheeler Holdings Ltd. provide that a director may only be removed for cause by the holders of at least 66 2/3% of the shares entitled to vote for the election of directors. The preferred shareholders have no right to vote for the election or removal of directors, except that under the rules of the NYSE, if Foster Wheeler Holdings Ltd. does not declare and pay dividends in full on the preferred shares for six quarterly dividend periods, the holders of preferred shares will have the right to vote for (and remove) two directors elected by the holders of a majority in aggregate liquidation preference of preferred shares voting as a class. The holders will not be entitled to the rights described in the preceding sentence if the preferred shares are not listed on the NYSE.
Approval Requirements Generally

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.

No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures, without the prior
Holders of the preferred shares generally do not have voting rights. Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the adopting resolution which would materially and adversely affect the powers, preferences, or special rights of the preferred shares will require the approval of holders of at least two thirds of the outstanding aggregate liquidation preference of the preferred shares. This approval can be evidenced either by a consent in writing or by a resolution passed at a meeting of the holders of the preferred shares. The approval of the holders is not required if at or prior to the act with respect to which such vote would otherwise be required all outstanding preferred shares shall have been redeemed or

consent of (1) each holder of the trust securities, in the case of an amendment to (A) change the stated maturity on the debentures, reduce the rate or extend the time of payment of interest on, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, or impair or affect the right of any holder thereof to institute suit for payment thereof, (B) reduce the percentage of holders of debentures of any series required for amendments to the junior subordinated indenture or the junior subordinated debentures or (C) modify provisions of the junior subordinated indenture relating to (i) the direction of proceedings by holders of the junior subordinated debentures for any remedy available to the trustee (ii) waiver of defaults under the junior subordinated indenture or (iii) the amendment provisions discussed in this paragraph, except to increase any such percentage or to provide that certain other provisions cannot be modified without the consent of each holder or (2) 66 2/3% of the aggregate liquidation amount of the trust securities voting together as a single class, in the case of other amendments to the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3% of the aggregate liquidation amount of the trust securities.	called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
Amendment of Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, (2) result in the dissolution, winding-up or termination of the trust other than pursuant to the terms of the Declaration of Trust, (3) change the amount or timing of any distribution of the trust securities or common securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities or common securities of the trust as of a specified date, or (4) restrict the right of a holder of trust securities or common securities of
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or in the adopting resolution which would materially and adversely affect the powers, preferences, or special rights of the preferred shares will require the approval of holders of at least two thirds of the outstanding aggregate liquidation preference of the preferred shares. This approval can be evidenced either by a consent in writing or by a resolution passed at a meeting of the holders of the preferred shares. The approval of the holders is not required if at or prior to the act with respect to which such vote would otherwise be required all outstanding preferred shares shall have been redeemed or the trust to institute suit for the enforcement of any such payment on or after such date, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.

Any amendment that would adversely affect only the trust securities or the common securities of the trust must be approved by a majority of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid distributions to the date upon which the voting percentages are determined) of such class affected thereby.	called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of the Foster Wheeler LLC or with the consent of the administrative trustees, or if there are more than two, a majority of the administrative trustees and without the consent of the holders of the trust securities or common securities of the trust, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if
The Companies Act permits an amalgamation between two or more Bermuda companies (or between one or more Bermuda exempted companies and one or more foreign corporations). Pursuant to the Companies Act and Foster Wheeler Holdings Ltd.'s bye-laws, the approval of the shareholders, and of each class of shareholders (in the case of the preferred shareholders, by the holders of a majority of the outstanding aggregate liquidation preference), must be obtained for such an amalgamation. Each share carries the foregoing right to vote, whether or not it otherwise carries the right to vote.

The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may give such order as it thinks fit.

such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.
Dissenters' Rights
Holders of trust securities do not have dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than certain amalgamations between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Foster Wheeler LLC on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Foster Wheeler LLC defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.

The holders are entitled to receive cumulative cash distributions at an annual rate of 9%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 and January 15 of each year, beginning April 15, 1999.
Dividends on the preferred shares are payable at the discretion of the board of directors of Foster Wheeler Holdings Ltd.

Under the Companies Act, the board of directors of Foster Wheeler Holdings Ltd. may declare and pay dividends out of funds of Foster Wheeler Holdings Ltd. available for that purpose or make distributions out of contributed surplus if there are no reasonable grounds for believing that Foster Wheeler Holdings Ltd. is, or after such dividend or distribution is declared or paid would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Holdings Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

The preferred shares will accumulate dividends at an annual dividend rate per share of % of the liquidation preference of the preferred shares. Dividends on the preferred shares are cumulative, accrue quarterly and, when, as and if declared by the board of directors, will be payable on each , , and , beginning , .
Repurchase and Redemptions
The trust will redeem all of the trust securities when the junior subordinated debentures are paid	Under the Companies Act, it is possible for a company to redeem or repurchase its own shares.

at maturity on January 15, 2029. In addition, if Foster Wheeler LLC redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.

Foster Wheeler LLC has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after January 15, 2004; and (2) at any time, if Foster Wheeler LLC receives an opinion of counsel as to certain changes in tax or investment company law or regulations, provided Foster Wheeler LLC chooses to redeem within 90 days of the occurrence of the receipt of the opinion. If Foster Wheeler LLC redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.	However, the funds for such a redemption or repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium prior to the repurchase. No repurchase or redemption may be effected if there are reasonable grounds for believing that Foster Wheeler Holdings Ltd. is, or after the repurchase or redemption would be, unable to pay its liabilities as they become due.

The preferred securities are not redeemable at the option of Foster Wheeler Holdings Ltd. The preferred shares will be redeemable, at the option of the holders of at least 25% in aggregate liquidation preference of the preferred shares, subject to Bermuda law as discussed above, and the holders will be entitled to receive the redemption price upon the occurrence of any of the following events: (1) failure to make a declared dividend payment or failure to pay the liquidation preference on the preferred shares, in each case within 30 days of the date when due, (2) default in the performance, or breach, of any covenant or other agreement or provision contained in the adopting resolution for the preferred shares or guarantees (other than a default in the performance, or breach of any covenant or other agreement or provisions specifically addressed in the bullet above) for the preferred shares and continuance of such default or breach for a period of 90 days after written notice shall have been given to Foster Wheeler Holdings Ltd. by the holders of at least 25% in aggregate liquidation preference of the preferred shares, (3) default by any guarantor with respect to their payment obligations under the trust securities, the related junior subordinated debentures, or the convertible subordinated notes or the Robbins obligations, (4) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors, (5) any guarantee of the preferred shares ceases to be in full force and effect and enforceable in accordance with its terms or any guarantor denies that it has any further liability under its guarantee or gives notice to such effect, or (6) any of Foster Wheeler Holdings Ltd., Foster Wheeler LLC or any of the guarantors consolidates with or merges or amalgamates with or into any other person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets to any other person or persons in contravention of the provisions of the adopting resolutions for the preferred shares.
Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Foster Wheeler LLC to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Foster Wheeler LLC for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Foster Wheeler LLC may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Foster Wheeler LLC will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Foster Wheeler LLC to such holder of trust securities in such action. Consequently, Foster Wheeler LLC will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.
If Foster Wheeler Holdings Ltd. does not declare and pay dividends in full on the preferred shares for six quarterly dividend periods, whether consecutive or not, the holders of outstanding preferred shares, together with the holders of any other shares having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class, will be entitled to elect two additional members of the board of directors of Foster Wheeler Holdings Ltd. They will also have the right to remove any member so elected from office and appoint another person in place of such member. To make this election, the holders of a majority in liquidation preference of these shares must send written notice to Foster Wheeler Holdings Ltd. of their election within 21 days of the failure to so pay or otherwise pass a resolution adopted by a majority of holders at a separate general meeting of those holders called for this purpose. No later than 30 days after the right of holders of preferred shares to elect directors arises, if written notice by a majority of the holders has not been given as provided for in the preceding sentence, the board of directors of Foster Wheeler Holdings Ltd. or an authorized board committee is required to call a separate general meeting for this purpose. If the board of directors fails to convene this meeting within the 30-day period, the holders of 10% of the outstanding preferred shares and any such other shares will be entitled to convene the meeting. The holders will not be entitled to the rights described in this paragraph if the preferred shares are not listed on the NYSE.

Guarantees
The obligations of the trust are guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. The guarantees rank junior in right of payment to all liabilities of the guarantors.
Each of Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. will, jointly and severally, fully and unconditionally guarantee all of Foster Wheeler Holdings Ltd.'s payment obligations under the preferred shares. The guarantors will, jointly and severally, guarantee the payment, when due, of: (1) all accumulated and unpaid dividends that have been declared on the preferred shares out of funds legally available for the payment of dividends; (2) the redemption price, on redemption of the preferred shares; and (3) upon liquidation of Foster Wheeler Holdings Ltd., the aggregate stated liquidation preference and all accumulated and unpaid dividends, whether or not declared, without regard to whether Foster Wheeler Holdings Ltd. has sufficient assets to make full payment as required on liquidation, in each case, subject to the restrictions under the senior secured credit agreement.

Under the terms of the senior secured credit agreement: (1) the guarantors are permitted to make payments under their guarantees with respect to declared dividends when due if no default or event of default has occurred under the senior secured credit agreement, (2) Foster Wheeler Ltd. is permitted to make payments under its guarantee with respect to the redemption price when due; and (3) Foster Wheeler Inc. and FWPI Ltd. are not permitted to make payments under their guarantees with respect to the redemption price when due, for so long as the senior secured credit agreement is in place. Therefore, prior to making any such payments, we would need to obtain consent from the lenders under the senior secured credit agreement. In the event that any guarantor fails to make a payment when due under its guarantee because of this prohibition, this failure would constitute a breach of the terms of the guarantee and the preferred shares.

The guarantee provided by Foster Wheeler Ltd. will rank senior in right of payment to (1) its guarantee of the trust securities (and the underlying junior subordinated debentures) that are not tendered in this exchange offer and remain outstanding, and (2) its convertible subordinated notes that remain outstanding after the restructuring described in "Restructuring Plan." Foster Wheeler Ltd.'s guarantee will rank equally with its other unsecured senior indebtedness. Foster Wheeler Ltd.'s guarantee will rank effectively junior in right of payment to its secured indebtedness, including its guarantee of obligations under Foster Wheeler LLC's senior secured credit agreement and its guarantee of obligations under Foster Wheeler LLC's senior notes, to the extent of the assets securing such obligations. Foster Wheeler Ltd.'s guarantee will also be structurally subordinated to all existing and future indebtedness and other obligations of Foster Wheeler Holdings Ltd., Foster Wheeler LLC and the non-guarantor sister subsidiaries and the subsidiaries of Foster Wheeler Inc. and FWPI Ltd.

The guarantees provided by Foster Wheeler Inc. and FWPI Ltd. will rank structurally senior to (1) Foster Wheeler Ltd.'s and Foster Wheeler LLC's obligations in respect of the trust securities (and the underlying junior subordinated debentures) that are not tendered in this exchange offer and remain outstanding, (2) Foster Wheeler Ltd.'s and Foster Wheeler LLC's obligations in respect of Foster Wheeler Ltd.'s convertible subordinated notes that remain outstanding after the restructuring described under "Restructuring Plan" and (3) Foster Wheeler LLC's Robbins obligations that remain outstanding after the restructuring described under "Restructuring Plan." Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank equally with its respective unsecured senior indebtedness, if any, in the future. Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will rank effectively junior to its respective secured indebtedness, including its guarantee of obligations under Foster Wheeler LLC's senior secured credit agreement and its guarantee of obligations under Foster Wheeler LLC's senior notes, to the extent of the assets securing such obligations.

Each of Foster Wheeler Inc.'s and FWPI Ltd.'s guarantees will also be structurally subordinated to all existing and future indebtedness and other obligations of its respective subsidiaries.

If the expected exchange offer for Foster Wheeler Ltd.'s convertible subordinated notes and Robbins bonds is consummated, as described under "Restructuring Plan," the preferred shares and the related guarantees will be structurally subordinated to the preferred shares issued in that exchange offer with respect to the assets of Foster Wheeler's European engineering and construction business.
Derivative Suits

The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Foster Wheeler LLC to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.
Indemnification of Directors, Officers and Trustees

Foster Wheeler LLC has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of FW Preferred Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.
Under the Companies Act, a company is permitted to indemnify any officer or director, out of the funds of the company, against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud or dishonesty. The bye-laws of Foster Wheeler Holdings Ltd. provide for the indemnity by Foster Wheeler Holdings Ltd. of the officers and directors of Foster Wheeler Holdings Ltd. to the fullest extent permitted by law.

Limited Liability of Directors and Officers

Except as expressly set forth in the declaration of trust, the guarantee agreement and the terms of the trust securities, the officers and directors of Foster Wheeler LLC: (1) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the trust securities which shall be made solely from assets of the trust; and (2) shall not be required to pay to the trust or to any holder of trust securities any deficit upon dissolution of the trust or otherwise.
Under the Companies Act, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. The Foster Wheeler Holdings Ltd. bye-laws provide that no officer or director of Foster Wheeler Holdings Ltd. will be personally liable to Foster Wheeler Holdings Ltd. or its shareholders for monetary damages for any breach of fiduciary duty, except to the extent that such limitation is prohibited by law.
Inspection of Books and Records

Each holder of trust securities has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the trust, from time to time upon reasonable demand for any purpose reasonably related to the holder's interest in the trust, business and financial records of the trust.
Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of our counsel, King & Spalding LLP, the following is an accurate description of the material U.S. federal income tax considerations generally applicable to (1) holders of trust securities who hold such trust securities as capital assets and who dispose of such trust securities pursuant to the exchange offer and (2) holders of preferred shares who hold such preferred shares as capital assets and who acquire such preferred shares pursuant to the exchange offer. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies; or

  •
  holders that hold trust securities or preferred shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar.

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the disposition of trust securities pursuant to the exchange offer or the acquisition, ownership or disposition of preferred shares. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of trust securities or preferred shares who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the trust securities or preferred shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

        A Non-U.S. Holder is a beneficial owner of trust securities or preferred shares other than a U.S. Holder.

Exchange Offer

        We intend to treat the exchange of trust securities for preferred shares pursuant to the exchange offer as a tax-free exchange for U.S. federal income tax purposes. If the exchange is a tax-free exchange and you are a U.S. Holder of trust securities, except as described below, you generally would not recognize gain or loss on such exchange. However, because you will not actually receive (and may not, for U.S. federal income tax purposes be deemed to receive) preferred shares in payment of accrued but unpaid original issue discount, you may be able to recognize a loss in an amount equal to accrued but unpaid original issue discount that you have previously included in your gross income with respect to your trust securities. Due to the lack of direct authority regarding the treatment of previously included accrued original issue discount in this context, your ability to deduct such a loss is uncertain. In addition, under regulations to be prescribed by the Treasury Department, you are not required to recognize realized gain that is attributable to accrued market discount, if any, on your trust securities until you sell or otherwise dispose of the preferred shares received in exchange for those trust securities.

        If the exchange is tax-free as described above and you are a U.S. Holder, (i) your aggregate initial tax basis of the preferred shares received in the exchange generally would be the same as the aggregate tax basis of the trust securities exchanged, decreased by the amount of any loss you recognize on the exchange and (ii) your holding period in those shares generally would include the period during which you held the trust securities.

        The treatment of the exchange of trust securities for preferred shares pursuant to the exchange offer, however, is uncertain and the U.S. Internal Revenue Service, or the "IRS", could characterize the exchange as a taxable transaction for U.S. federal income tax purposes. For example, it is possible the IRS could contend successfully that the preferred shares are not securities of Foster Wheeler Holdings Ltd. for U.S. federal income tax purposes, in which case the exchange would not qualify as a tax-free recapitalization. In such case, you would recognize net gain or loss on such exchange in an amount equal to the difference between the fair market value of the preferred shares received in the exchange offer and your adjusted tax basis in the trust securities exchanged. Subject to the discussion below relating to U.S. Holders of trust securities with "market discount," any gain or loss recognized on the exchange generally will be capital gain or loss.

        Gain attributable to accrued market discount not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held trust securities for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess, as of the date of your acquisition of a trust security, of the trust security's revised issue price over your tax basis in the trust security, subject to a de minimis rule. Market discount, if any, accrues from the date you purchased a trust security until its final maturity.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Ordinary income attributable to market discount, if any, recognized by you generally will be treated as foreign source income for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        If you are a U.S. Holder of trust securities and you do not exchange your trust securities for preferred shares pursuant to the exchange offer, you would be deemed to exchange your trust securities for new trust securities if the proposed amendments to the indenture in connection with the exchange offer constitute a significant modification of the trust securities for U.S. federal income tax purposes. Foster Wheeler intends to take the position that the proposed amendments to the indenture should not constitute a significant modification of the trust securities and thus should not result in a deemed exchange of trust securities for new trust securities for U.S. federal income tax purposes. However, the IRS could characterize the proposed amendments to the indenture in connection with the exchange offer as a significant modification of the trust securities, in which case you would be deemed to exchange your trust securities for new trust securities. Such deemed exchange should constitute a recapitalization for U.S. federal income tax purposes, in which case you generally should not recognize gain or loss on such deemed exchange. Any accrued market discount on your trust securities (to the extent not previously treated as ordinary income) would be treated as accrued market discount with respect to your new trust securities.

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of trust securities for preferred shares (or the deemed exchange of trust securities for new trust securities if you are a non-tendering holder of trust securities) unless:

  •
  the exchange (or deemed exchange) is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  such gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

Tax Treatment of the Preferred Shares

        The U.S. federal income tax treatment of the preferred shares depends in part on whether the preferred shares constitute debt or equity of Foster Wheeler Holdings Ltd. for U.S. federal income tax purposes. Because of the factual nature of the question of whether a security constitutes debt or equity for U.S. federal income tax purposes and the lack of definitive authority regarding the classification of securities such as the preferred shares that are in form equity but have both equity and debt characteristics, it is uncertain under U.S. federal income tax law whether the preferred shares constitute debt or equity. We intend to take the position that the preferred shares constitute equity of Foster Wheeler Holdings Ltd. for U.S. federal income tax purposes on which accrual of stated dividend income (using original issue discount principles) is not required. However, no assurance can be given in this regard. If this position is determined to be incorrect, you may experience U.S. federal income tax consequences significantly different from those described below.

  Distributions

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, the gross amount of any actual or deemed distribution made to you with respect to your preferred shares will be includible in your income as dividend income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution exceeds Foster Wheeler Holdings Ltd.'s current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in your preferred shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under United States federal income tax principles.

        If you are a U.S. Holder, dividends paid to you with respect to your preferred shares will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on dividends received by you on your preferred shares, unless you conduct a trade or business in the United States and such income is effectively connected with that trade or business.

        The preferred shares will have an issue price equal to their fair market value on issuance, which will generally be determined by the trading price of the preferred shares. If the preferred shares constitute equity for U.S. federal income tax purposes, any excess of the redemption price of the preferred shares over their issue price may be includible in income by a U.S. Holder on an economic accrual basis. If the preferred shares constitute debt for U.S. federal income tax purposes, any such excess would be includible in income by a U.S. Holder on an economic accrual basis.

        Under recently enacted legislation, certain dividend income received by non-corporate U.S. taxpayers is subject to U.S. federal income tax at a maximum rate of 15 percent (5 percent in the case of such taxpayers who would otherwise have been taxed at a 10 or 15 percent rate). If the preferred shares constitute equity for U.S. federal income tax purposes, dividends on the preferred shares received by a non-corporate U.S. Holder during a taxable year (other than a taxable year beginning after December 31, 2008) may qualify for these reduced rates of taxation if (1) the preferred shares are readily tradable on an established securities market in the U.S. and (2) the U.S. Holder satisfies certain holding period and other requirements. However, the existence of the guarantees on the preferred shares may prevent U.S. Holders from meeting the holding period requirement, with the result that dividends on the preferred shares would not be eligible for the reduced rates of taxation described above. If the preferred shares constitute debt for U.S. federal income tax purposes or do not otherwise qualify for the reduced rates of taxation, dividends on the preferred shares will be taxed at ordinary income rates. Non-corporate U.S. Holders should consult their tax advisors regarding the effect of the new legislation, in their particular situation, on their investment in preferred shares.

  Sale or Exchange of Preferred Shares

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, you generally will recognize gain or loss on the sale or exchange of your preferred shares equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your preferred shares. Such gain or loss will be capital gain or loss. However, gain attributable to accrued market discount on the trust securities that were exchanged for preferred shares may be included in your gross income as ordinary income on the sale or exchange of your preferred shares. If you are a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to capital gain income will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if your holding period for such preferred shares exceeds one year. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Ordinary income attributable to market discount, if any, recognized by you generally will be treated as foreign source income for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such preferred shares unless:

  •
  such gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

  PFIC Rules

        We believe that Foster Wheeler Holdings Ltd. is not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes and thus that the preferred shares should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus may be subject to change. If the preferred shares were treated as stock of a PFIC, unless you are a U.S. Holder that makes an election (if applicable) to be taxed on an annual basis with respect to the preferred shares, gain realized on the sale or other disposition of the preferred shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the preferred shares ratably over your holding period for the preferred shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year. In addition, no portion of any dividend you receive on the preferred shares would be eligible for the reduced rates of taxation described above under "—Distributions."

  Guarantee Payments

        The U.S. federal income tax treatment of guarantee payments, if any, received by U.S. Holders with respect to preferred shares is unclear. Such payments may be treated as if made by Foster Wheeler Holdings Ltd. in which case they should be treated in the same manner as amounts actually paid by Foster Wheeler Holdings Ltd. on the preferred shares. However, alternative characterizations that may have significantly different tax consequences to holders of preferred shares are possible. Consequently, we urge you to consult your tax advisor regarding the potential tax consequences to you of receiving guarantee payments in your particular situation.

Alternate Characterization and Treatment

        The IRS could assert (i) that the preferred shares should be recharacterized as debt for U.S. federal income tax purposes or (ii) in the event that Foster Wheeler Holdings Ltd. fails to pay dividends on a current basis, that accrual of stated dividend income on the preferred shares (using original issue discount principles) is required, even if the preferred shares constitute equity. If either assertion is determined to be correct and you are a U.S. holder of preferred shares, you would be required to recognize income with respect to dividends on the preferred shares on an economic accrual basis (using original issue discount principles) regardless of your method of tax accounting. However, to the extent Foster Wheeler Holdings Ltd. pays full cash dividends on the preferred shares, you would receive comparable amounts of cash distributions. If Foster Wheeler Holdings Ltd. does not pay full cash dividends on the preferred shares, you would recognize taxable income without the receipt of cash. However, if your tax basis exceeds the issue price of the preferred shares, you may be able to offset a portion of this income with deductions for acquisition premium. Upon the sale, exchange, retirement or other disposition of preferred shares that are treated as debt for U.S. federal income tax purposes, you would recognize gain or loss equal to the difference between the amount you realize on the disposition and the adjusted tax basis of the preferred shares. If you are a U.S. holder, your adjusted tax basis in your preferred shares would be increased by the amount of original issue discount included in your gross income and reduced by distributions made with respect to the preferred shares.

        U.S. holders should consult their own tax advisers regarding the tax characterization and treatment of the preferred shares.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, preferred shares made within the United States to a holder of preferred shares, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, preferred shares within the United States to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the disposition of the trust securities and the acquisition, ownership and disposition of our preferred shares. You should consult your own tax advisor concerning the tax consequences of your particular situation.

LEGAL MATTERS

        Certain legal matters with respect to the preferred shares and the guarantees will be passed upon for Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., Foster Wheeler Inc. and FWPI Ltd. by King & Spalding LLP, New York, New York and by Bermuda counsel, Conyers Dill & Pearman.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        In connection with the preferred shares offered by this prospectus, Foster Wheeler Holdings Ltd. has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our preferred shares, Foster Wheeler Holdings Ltd. and Foster Wheeler Ltd. you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        Foster Wheeler Ltd. is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler Holdings Ltd., Foster Wheeler Inc. and FWPI Ltd. is included in the notes to Foster Wheeler Ltd.'s consolidated financial statements incorporated by reference into this prospectus.

        You may read and copy any document Foster Wheeler Ltd. files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov. In addition, such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of Foster Wheeler Ltd.'s public filings at the NYSE, you should call (212) 656-5060.

        A copy of this prospectus will be filed with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Bermuda Registrar of

Companies does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is subsequently filed with the SEC will automatically update and supercede information in this prospectus and in other filings with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the date on which we have completed this exchange offer:

  •
  Foster Wheeler Ltd.'s annual report on Form 10-K for the year ended December 27, 2002 filed on March 25, 2003, as amended by its annual report on Form 10-K/A, filed on June 20, 2003 (other than the Report of Independent Accountants contained therein);

  •
  Foster Wheeler Ltd.'s quarterly reports on Form 10-Q for the quarters ended (1) March 28, 2003 filed on May 12, 2003, as amended by its quarterly report on Form 10-Q/A, filed on June 20, 2003 and (2) June 27, 2003 filed on August 8, 2003.

  •
  Foster Wheeler Ltd.'s current reports on Form 8-K filed on March 11, 2003 (except with respect to information provided under Item 9 therein), April 7, 2003 (solely with respect to the first, fourth, and sixth paragraphs of Exhibit 99.1 thereto), July 15, 2003 (other than the Report of Independent Accountants and Consent of Independent Accountants contained therein) and July 15, 2003.

  •
  Foster Wheeler Ltd.'s proxy statement on Schedule 14A for the 2003 annual meeting filed on March 25, 2003.

        You may request a copy of these filings at no cost, by writing or calling us at:

  Foster Wheeler Ltd.
  Perryville Corporate Park
  Clinton, New Jersey 08809-4000
  Attn: Steven I. Weinstein
  Telephone: (908) 730-4000
  Facsimile: (908) 730-5300

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for            , 2003. This means you must request this information no later than            , 2003.

ENFORCEMENT OF CIVIL LIABILITIES

        Each of Foster Wheeler Holdings Ltd., Foster Wheeler Ltd., and FWPI Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against any of them in United States courts. Each of Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. has irrevocably agreed that they may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

        Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. have been advised by Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. They have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  (1)
  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

  (2)
  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

        A Bermuda court may impose civil liability on Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. or their directors or officers in a suit brought in the Supreme Court of Bermuda against them or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

FOSTER WHEELER HOLDINGS LTD.
Offer to Exchange
      % Cumulative Guaranteed Preferred Shares
(Liquidation Amount of $           per Preferred Share)
Fully and Unconditionally Guaranteed by
Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd.
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I
(Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC
and
FOSTER WHEELER LLC
Solicitation of Consents to the
Proposed Amendments to the Junior Subordinated Indenture
(Relating to the 9.00% Junior Subordinated Deferrable Interest Debentures, Series I
of Foster Wheeler LLC) and the Guarantee Agreement Relating to the 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Shareholders call toll free (800) 891-3214

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. are Bermuda companies. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        Foster Wheeler Holdings Ltd., Foster Wheeler Ltd. and FWPI Ltd. have adopted provisions in their bye-laws that provide that they shall indemnify their respective officers and directors to the maximum extent permitted under the Act and each maintains liability insurance covering their directors and officers and those of their subsidiaries.

        Foster Wheeler Inc. is incorporated under the laws of the State of Delaware. The certificate of incorporation and bylaws of Foster Wheeler Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and Foster Wheeler Inc. maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.2	Bye-Laws of Foster Wheeler Holdings Ltd.
3.3	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)

3.4	Bye-Laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.5	Certificate of Incorporation of Foster Wheeler Inc.*
3.6	Bylaws of Foster Wheeler Inc.*
3.7	Memorandum of Association of FWPI Ltd.*
3.8	Bye-laws of FWPI Ltd.
4.1
Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long-term debt and the long-term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Supplemental Indenture.
4.3	Form of Amended Guarantee Agreement relating to trust securities
4.4
Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler corporation's Form S-3 (Registration No. 333-52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Form of Guarantee to be issued by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. in favor of the holders of Preferred Shares of Foster Wheeler Holdings Ltd.
4.8	Form of Resolution of the board of directors of Foster Wheeler Holdings Ltd. relating to the preferred shares.
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the preferred shares.
5.2	Form of Opinion of King & Spalding LLP as to the validity of the guarantees.
8.1	Tax Opinion of King & Spalding LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.*
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
24.1	Power of Attorney.*
99.1	Form of Letter of Transmittal and Consent.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.

*
Previously filed

**
To be filed by amendment

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on September 22, 2003.

FOSTER WHEELER LTD.
By	/s/ LISA FRIES GARDNER

	Name:	Lisa Fries Gardner
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2003.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	September 22, 2003
* Kenneth A. Hiltz	Chief Financial Officer (Principal Financial Officer)	September 22, 2003
* Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	September 22, 2003
* Eugene D. Atkinson	Director	September 22, 2003
* John P. Clancey	Director	September 22, 2003
* Martha Clark Goss	Director	September 22, 2003
* Victor A. Hebert	Director	September 22, 2003
* Joseph J. Melone	Director	September 22, 2003

John E. Stuart	Director
* James D. Woods	Director	September 22, 2003
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on September 22, 2003.

FOSTER WHEELER HOLDINGS LTD.
By	/s/ LISA FRIES GARDNER

Name: Lisa Fries Gardner Title: Vice President and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2003.

Signature	Title	Date

* Raymond J. Milchovich	Director and President (Principal Executive Offer)	September 22, 2003
* Ryan J. Esko	Treasurer (Principal Financial and Accounting Officer	September 22, 2003
* Lisa Fries Gardner	Director	September 22, 2003
* Peter Douglas	Director	September 22, 2003
* Rakesh K. Jindal	Director	September 22, 2003
* Thomas R. O'Brien	Director	September 22, 2003
* Steven I. Weinstein	Director	September 22, 2003
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on September 22, 2003.

FOSTER WHEELER INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President, Secretary and Chief Compliance Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2003.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	September 22, 2003
* Kenneth A. Hiltz	Chief Financial Officer (Principal Financial Officer)	September 22, 2003
* Brian K. Ferraioli	Director, Vice President and Controller	September 22, 2003
* Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	September 22, 2003
* Thomas R. O'Brien	Director	September 22, 2003
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on September 22, 2003.

FWPI LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933 and the Companies Act 1981 of Bermuda, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 22, 2003.

Signature	Title	Date

* Raymond J. Milchovich	Director and President (Principal Executive Officer)	September 22, 2003
* Ryan J. Esko	Treasurer (Principal Financial and Accounting Officer)	September 22, 2003
* Steven Weinstein	Director and Vice President	September 22, 2003
* Rakesh K. Jindal	Director	September 22, 2003
*By:	/s/ LISA FRIES GARDNER Lisa Fries Gardner as Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.2	Bye-Laws of Foster Wheeler Holdings Ltd.
3.3	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)
3.4	Bye-Laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.5	Certificate of Incorporation of Foster Wheeler Inc.*
3.6	Bylaws of Foster Wheeler Inc.*
3.7	Memorandum of Association of FWPI Ltd.*
3.8	Bye-laws of FWPI Ltd.
4.1
Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long-term debt and the long-term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Supplemental Indenture.
4.3	Form of Amended Guarantee Agreement relating to trust securities
4.4
Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler corporation's Form S-3 (Registration No. 333-52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Form of Guarantee to be issued by Foster Wheeler Ltd., Foster Wheeler Inc. and FWPI Ltd. in favor of the holders of Preferred Shares of Foster Wheeler Holdings Ltd.
4.8	Form of Resolution of the board of directors of Foster Wheeler Holdings Ltd. relating to the preferred shares.
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the preferred shares.
5.2	Form of Opinion of King & Spalding LLP as to the validity of the guarantees.
8.1	Tax Opinion of King & Spalding LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.*
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
24.1	Power of Attorney.*

99.1	Form of Letter of Transmittal and Consent.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4	Form of Letter to Clients.

*
Previously filed

**
To be filed by amendment

QuickLinks

EXPLANATORY NOTE
TABLE OF CONTENTS
PRESENTATION OF INFORMATION
SUMMARY
RESTRUCTURING PLAN
RISK FACTORS
FORWARD-LOOKING STATEMENTS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
THE PROPOSED AMENDMENTS
THE TRUST
MARKET PRICE INFORMATION OF THE TRUST SECURITIES
DESCRIPTION OF PREFERRED SHARES
COMPARISON OF RIGHTS OF HOLDERS OF SECURITIES
U.S. FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF DOCUMENTS BY REFERENCE
ENFORCEMENT OF CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX